UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.      )

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The NASDAQ OMX Group, Inc.

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THE NASDAQ OMX GROUP, INC.

One Liberty Plaza

New York, New York 10006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2008

To the holders of voting securities of The NASDAQ OMX Group, Inc.:

Please take notice that the annual meeting of stockholders of The NASDAQ OMX Group, Inc., a Delaware corporation, will be held at our headquarters, One Liberty Plaza, 50th floor, New York, New York 10006, on May 21, 2008, at 9:00 a.m., local time, for the following purposes, all as described in the attached proxy statement:

1. To elect 16 directors to a one-year term;

2. To ratify the appointment of Ernst & Young LLP as NASDAQ OMX’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

3. To approve the amended and restated The NASDAQ OMX Group, Inc. Equity Incentive Plan (Equity Plan) to, among other things, increase the number of authorized shares under the plan; and

4. To transact such other business as may come before the annual meeting or any adjournment or postponement of the meeting.

We urge you to read carefully the attached proxy statement for additional information concerning the matters to be considered at this meeting. This notice of annual meeting, proxy statement and annual report can also be accessed on our website at http://ir.nasdaqomx.com/meeting.cfm.

Our board of directors has fixed the close of business on April 4, 2008 as the record date for the determination of holders of our voting securities entitled to vote at the annual meeting. Only holders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment of the meeting. A list of these holders will be available at NASDAQ OMX’s headquarters, One Liberty Plaza, New York, New York 10006, at least 10 days before the annual meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO PROMPTLY VOTE YOUR NASDAQ OMX SECURITIES IN ONE OF THE FOLLOWING WAYS:

•	SIGN, DATE AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is toll-free in the United States and Canada); or

•	VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR NASDAQ OMX SECURITIES BY PROXY.

By Order of the Board of Directors,

Robert Greifeld Chief Executive Officer

New York, New York

April 17, 2008

THE NASDAQ OMX GROUP, INC.

One Liberty Plaza

New York, New York 10006

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2008

We are furnishing this proxy statement and the accompanying proxy card to the holders of the voting securities of The NASDAQ OMX Group, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use in voting at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice of annual meeting, and at any and all adjournments or postponements of this meeting. We first mailed or delivered this proxy statement and the accompanying proxy card to our stockholders on or about April 17, 2008.

On February 27, 2008, The Nasdaq Stock Market, Inc. and OMX AB (publ) combined, and The Nasdaq Stock Market, Inc. was renamed The NASDAQ OMX Group, Inc. Unless otherwise noted, in this proxy statement, the term “NASDAQ OMX” refers to The NASDAQ OMX Group, Inc. The term “Nasdaq” refers to The Nasdaq Stock Market, Inc., and the term “OMX” refers to OMX AB (publ), as these entities operated prior to the combination.

THE ANNUAL MEETING

When and where is the meeting? The annual meeting is scheduled to be held at our headquarters at One Liberty Plaza, 50th floor, New York, New York 10006, on May 21, 2008, at 9:00 a.m. local time.

What is the purpose of the meeting? At the annual meeting, the holders of NASDAQ OMX’s voting securities will be asked to consider and vote upon each of the following matters:

1.	To elect 16 directors to one-year terms;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

3.	To approve the amended and restated Equity Plan to, among other things, increase the number of authorized shares under the plan; and

4.	To transact such other business as may come before the annual meeting or any adjournment or postponement of the meeting.

Who is entitled to vote? Only holders of record listed on the books of NASDAQ OMX at the close of business on April 4, 2008 (the record date) of the following NASDAQ OMX securities will be entitled to notice of, and to vote at, the annual meeting:

•	common stock, par value $0.01 per share; and

•	3.75% Series A convertible notes due 2012 (the voting notes, and together with the common stock, the NASDAQ OMX securities).

As of the record date, there were outstanding 200,662,784 shares of common stock (including shares of restricted common stock entitled to vote at the annual meeting). At a special meeting of stockholders in September 2005, stockholders approved an amendment to our certificate of incorporation granting the holders of the voting notes the right to vote with holders of the common stock on matters submitted for a stockholder vote. The voting notes are held by Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., Silver Lake Partners II

TSA, L.P. and Silver Lake Technology Investors II, L.P. (which, collectively, we refer to as Silver Lake), and VAB Investors, LLC. As of the record date, the voting notes were convertible into 8,281,162 shares of our common stock. Silver Lake and VAB Investors, LLC also hold warrants to purchase 1,539,489 shares of our common stock, but the warrants are not considered voting securities.

A list of holders entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. local time, at our principal executive offices, One Liberty Plaza, New York, New York 10006. You may arrange to review this list by contacting NASDAQ OMX’s corporate secretary, Joan Conley, c/o The NASDAQ OMX Group, Inc., One Liberty Plaza, New York, New York 10006.

How many votes do I have? Each share of common stock has one vote, subject to the voting limitation in our certificate of incorporation that generally prohibits a holder from voting in excess of 5% of the total voting power of NASDAQ OMX. The holder of each voting note is entitled to the number of votes equal to the number of shares of common stock into which that voting note could be converted on the record date, subject to the 5% voting limitation contained in our certificate of incorporation.

The enclosed proxy card shows the number of NASDAQ OMX securities that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

What constitutes a quorum? The presence of the owners of a majority (greater than 50%) of the votes entitled to be cast by holders of the NASDAQ OMX voting securities constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or the Internet, or if you vote at the annual meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

Who counts the votes? Our transfer agent, Mellon Investor Services, tabulates the votes and acts as inspector of elections.

How do I vote? You can ensure that your NASDAQ OMX securities are voted at the meeting by:

•	attending the meeting and voting in person, as discussed below; or

•	submitting your instructions by telephone, by Internet or by signing, dating and returning the enclosed proxy form in the envelope provided.

Vote by Telephone. You may instruct the proxy holders how to vote your NASDAQ OMX securities by telephone by dialing, at no cost to you, the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 20, 2008. You must enter your control number, which is printed in the lower right hand corner below the proxy section of the proxy card. You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your NASDAQ OMX securities and to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card. If you are located outside the United States and Canada, you should instruct the proxy holders how to vote your NASDAQ OMX securities by Internet or by mail.

Vote by Internet. You can also choose to instruct the proxy holders how to vote your NASDAQ OMX securities through the Internet. The website address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 20, 2008. As with telephone voting, you must enter your control number, which is printed in the lower right hand corner below the proxy section of the proxy card, and you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, you do not need to return your proxy card.

Vote by Mail. If you choose to vote by mail, simply sign and date your proxy form and return it in the postage-paid envelope provided.

How do I complete the proxy? The proxy provides that each holder may vote his or her NASDAQ OMX securities “For” the director nominees or to “Withhold Authority” for individual nominees or for all of the nominees, and may vote “For” or “Against” or “Abstain” from voting with respect to the ratification of NASDAQ OMX’s independent registered public accounting firm and the approval of the amended and restated Equity Plan.

Whichever method you select to transmit your instructions, the proxy holders will vote your NASDAQ OMX securities as provided by those instructions. IF YOU RETURN A SIGNED PROXY WITHOUT SPECIFIC VOTING INSTRUCTIONS, YOUR NASDAQ OMX SECURITIES WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF THE DIRECTORS AND FOR THE OTHER PROPOSALS SET FORTH HEREIN.

IF YOUR NASDAQ OMX SECURITIES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE THAT DOES NOT HAVE AUTHORITY, EITHER EXPRESS OR DISCRETIONARY, TO VOTE ON A PARTICULAR MATTER, YOU WILL RECEIVE INSTRUCTIONS FROM YOUR NOMINEE, WHICH YOU MUST FOLLOW TO HAVE YOUR NASDAQ OMX SECURITIES VOTED. THE BROKER, BANK OR OTHER NOMINEE MAY ONLY VOTE THE NASDAQ OMX SECURITIES THAT IT HOLDS FOR YOU AS PROVIDED BY YOUR INSTRUCTIONS.

What do I need to do to attend the annual meeting? If you are a holder of record, you should indicate on your proxy card that you plan to attend the meeting by marking the box on the proxy card provided for that purpose. For the safety and comfort of our stockholders, admission to the annual meeting will be restricted to holders of record and beneficial owners of NASDAQ OMX securities as of April 4, 2008. You will need to provide a valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the annual meeting. If you are a beneficial owner of NASDAQ OMX securities held by a bank, broker or other nominee, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker or other nominee are examples of proof of ownership. If you want to vote in person your NASDAQ OMX securities held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record. You may contact NASDAQ OMX’s corporate secretary, Joan C. Conley, c/o The NASDAQ OMX Group, Inc., One Liberty Plaza, New York, New York 10006, in writing or by facsimile (at 301-978-5088), to obtain directions to the annual meeting.

What are the board’s recommendations? The NASDAQ OMX board recommends that you vote FOR each of the nominees for director named in Proposal 1 and FOR Proposals 2 and 3.

What vote is required to approve each proposal?

Election of Directors. Our directors are elected by a plurality of votes present in person or represented by proxy at the meeting, and the sixteen directors who receive the greatest number of votes cast for election of directors at the meeting will be elected. Any securities not voted, whether by abstention or broker non-vote, will not impact the vote. In 2006, we updated our corporate governance guidelines to require that in an uncontested election, a director-nominee who receives a greater number of votes “withheld” from his or her election than votes “for” is required to promptly tender his or her resignation following certification of the stockholder vote. The corporate governance committee of the NASDAQ OMX board then will consider the resignation offer and recommend to the full board whether to accept it. The NASDAQ OMX board is required to act on the recommendation and to disclose publicly its decision-making process with respect to the director resignation. See “NASDAQ OMX Corporate Governance Guidelines and Code of Ethics” for full details of this policy.

Ratification of Appointment of Ernst & Young LLP. This proposal requires the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting. For this vote, abstentions have the effect of a vote against this proposal and broker non-votes, if any, will be disregarded and will have no impact on the vote.

Approval of the Amended and Restated Equity Plan. This proposal requires the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting. For this vote, abstentions have the effect of a vote against this proposal and broker non-votes, if any, will be disregarded and will have no impact on the vote.

What if other items come up at the annual meeting and I am not there to vote? We are not now aware of any matters to be presented at the annual meeting other than those described in this proxy statement. When you return a signed and dated proxy card or provide your voting instructions by telephone or the Internet, you give the proxy holders (the names of which are listed on your proxy card) the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting. If the meeting is adjourned or postponed, your NASDAQ OMX securities may be voted by the proxy holders on the new meeting date, unless you have revoked your proxy instructions before that date.

Can I change my vote? You can change your vote by revoking your proxy at any time before it is exercised in one of three ways:

•

Notify NASDAQ OMX’s corporate secretary, Joan C. Conley, c/o The NASDAQ OMX Group, Inc., One Liberty Plaza, New York, New York 10006, in writing or by facsimile (at 301-978-5088), that you are revoking your proxy;

•	Submit a later dated proxy (including a proxy submitted by telephone or through the Internet); or

•	Vote in person at the annual meeting.

If you are a beneficial owner of NASDAQ OMX securities held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.

Who is paying the costs of this proxy solicitation? We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (who will not receive any additional compensation for these solicitations), in person or by telephone, electronic transmission and facsimile transmission. NASDAQ OMX will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy material to their beneficial owners/customers and obtaining their proxies. We have hired Mellon Investor Services to assist in soliciting proxies at a fee of $7,500 plus costs and expenses for these services. Your cooperation in promptly submitting your proxy by telephone or through the Internet or by signing, dating and returning the enclosed proxy card to vote your NASDAQ OMX securities will help to avoid additional expense.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2008.

The proxy statement and annual report to security holders are available at http://ir.nasdaqomx.com/meeting.cfm.

PROPOSAL I

ELECTION OF DIRECTORS

The business and affairs of NASDAQ OMX are managed under the direction of our board of directors. Pursuant to our certificate of incorporation and by-laws, the board may determine the total number of directors. Currently, we have sixteen directors. All of the current members of our board have been nominated for reelection to one-year terms. All nominees have consented to be named in this proxy statement and to serve on the NASDAQ OMX board, if elected. In the event that any nominee named herein is unable or unwilling to serve as a director, discretionary authority is reserved to the board of directors to vote for a substitute.

Director Classifications

In accordance with U.S. Securities and Exchange Commission (SEC) requirements to ensure that balanced viewpoints are represented on our board of directors, NASDAQ OMX’s by-laws require that all directors be classified as:

•	Industry Directors;

•	Non-Industry Directors, which are further classified as Public Directors and Issuer Representatives; or

•	Staff Directors.

The number of Non-Industry Directors, including at least one Public Director and at least one Issuer Representative of a listed company, is required to equal or exceed the number of Industry Directors, unless the NASDAQ OMX board consists of ten or more directors. In that case, at least two directors must be Issuer Representatives. We establish the classification of each director based on a questionnaire with specific questions related to the classifications. NASDAQ OMX’s corporate secretary annually certifies to the board of directors the classification of each director.

The following is a general description of NASDAQ OMX’s director classifications:

•

Industry Director means a director who is not a Staff Director who (i) is or has served in the prior three years as an officer, director, or employee of a broker or dealer, excluding an outside director or a director not engaged in the day-to-day management of a broker or dealer; (ii) is an officer, director (excluding an outside director) or employee of an entity that owns more than 10% of the equity of a broker or dealer, and the broker or dealer accounts for more than 5% of the gross revenues received by the consolidated entity; (iii) owns more than 5% of the equity securities of any broker or dealer, whose investments in brokers or dealers exceed 10% of his or her net worth, or whose ownership interest otherwise permits him or her to be engaged in the day-to-day management of a broker or dealer; (iv) provides professional services to brokers or dealers, and such services constitute 20% or more of the professional revenues received by the director or 20% or more of the gross revenues received by the director’s firm or partnership; (v) provides professional services to a director, officer, or employee of a broker, dealer, or corporation that owns 50% or more of the voting stock of a broker or dealer, and such services relate to the director’s, officer’s or employee’s professional capacity and constitute 20% or more of the professional revenues received by the director or 20% or more of the gross revenues received by the director’s firm or partnership; or (vi) has a consulting or employment relationship with, or provides professional services to, NASDAQ OMX or its affiliates or the Financial Industry Regulatory Authority (FINRA, which was formerly known as National Association of Securities Dealers, or NASD), or any predecessor, or has had any such relationship or provided such services at any time within the prior three years;

•

Non-Industry Director means a director who is not a NASDAQ OMX employee and who is (i) a Public Director; (ii) an Issuer Representative; or (iii) any other individual who would not be an Industry Director;

•	Public Director means a director who has no material business relationship with a broker or dealer, NASDAQ OMX or its affiliates or FINRA;

•	Issuer Representative means a director who is an officer or employee of an issuer of securities listed on The NASDAQ Stock Market; and

•	Staff Director means a director who is also an officer of NASDAQ OMX.

Director Independence

NASDAQ OMX is currently listed on The NASDAQ Stock Market. The rules of The NASDAQ Stock Market require that a majority of the members of our board of directors be independent. In order to qualify as independent under these rules, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from independence. These categories prohibit independence for:

•	a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

•

a director who accepted, or who has a family member who accepted, certain compensation from the company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence;

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•

a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, certain payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more;

•

a director of the company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company serve on the compensation committee of such other entity; or

•

a director who is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

In addition, no director qualifies as independent unless the board affirmatively determines that the director has no direct or indirect relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, our board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The board’s inquiry extended to both direct and indirect relationships with the company.

Based upon detailed written submissions by each director, the board has determined that all of the directors are independent, other than Messrs. Greifeld, Ba’alawy and Kazim. Mr. Greifeld is deemed not to be independent because he is the Chief Executive Officer of NASDAQ OMX. Messrs. Ba’alawy and Kazim are deemed not to be independent because they are officers of the Dubai International Financial Exchange Limited (DIFX), an entity in which NASDAQ OMX owns a 33 1/3% interest.

Information With Respect to Director Nominees

Listed below are the nominees for directors. The information for each nominee includes his or her principal occupation, business experience and current public directorships, if any, the age as of the date of this proxy statement, and the year the nominee was first elected a director. Each nominee, if elected, will serve for a one-year term expiring at the 2009 annual meeting and until the election and qualification of his or her successor.

We are obligated by the terms of a securityholders’ agreement dated April 22, 2005 among NASDAQ OMX, Silver Lake and other parties to nominate and generally use best efforts to cause the election to the NASDAQ OMX board of one individual designated by Silver Lake, subject to certain conditions. Mr. Hutchins has been designated by Silver Lake as its candidate.

We are also obligated by the terms of a stockholders’ agreement dated February 27, 2008 between NASDAQ OMX and Borse Dubai Limited (Borse Dubai) to nominate and generally use best efforts to cause the election to the NASDAQ OMX board of two individuals designated by Borse Dubai, subject to certain conditions. Messrs. Ba’alawy and Kazim have been designated by Borse Dubai as its candidates.

Unless authority is withheld, proxies will be voted in favor of electing the nominees as directors of NASDAQ OMX. If your proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, the persons named as proxies will follow your instructions.

Name	Age	Classification	Director Since
Soud Ba’alawy	45	Industry	2008
Urban Bäckström	53	Non-Industry; Public Director	2008
H. Furlong Baldwin	76	Non-Industry; Public Director	2000
Michael Casey	62	Non-Industry; Issuer Representative	2001
Lon Gorman	59	Industry	2003
Robert Greifeld	50	Staff Director	2003
Glenn H. Hutchins	52	Industry	2005
Birgitta Kantola	60	Non-Industry	2008
Essa Kazim	49	Industry	2008
John D. Markese	60	Non-Industry; Public Director	1996
Hans Munk Nielsen	61	Non-Industry	2008
Thomas F. O’Neill	61	Industry	2003
James S. Riepe	64	Non-Industry	2003
Michael R. Splinter	57	Non-Industry; Issuer Representative	2008
Lars Wedenborn	49	Non-Industry	2008
Deborah L. Wince-Smith	57	Non-Industry; Public Director	2004

Nominees

Soud Ba’alawy was elected to NASDAQ OMX’s board of directors effective March 1, 2008. Since 2007, he has been the Executive Chairman of Dubai Group, the leading diversified financial services company of Dubai Holding, which focuses on Banking, Investments and Insurance, both at a regional and global level. From 2002 to 2006, Mr. Ba’alawy was CEO of Dubai Investment Group and played a key role in its foundation and growth. He has more than ten years experience in banking and investment with Citigroup, and was the Vice President of Gulf Treasury in Citibank Dubai. He has also served as Chief Investment Officer of Dubai Internet City and Vice President of The Executive Office. Mr. Ba’alawy is a member of the Chartered Institute of Management Accountants, UK.

Urban Bäckström was elected non-executive Deputy Chairman of NASDAQ OMX’s board of directors effective March 1, 2008. Previously, he was Chairman of OMX’s board of directors since April 2007 and a board member since 2005. He is currently, since June 1, 2005, also Managing Director of the Confederation of Swedish Enterprise, a pro-business non-profit organization representing 54,000 Swedish companies. Between 1991 and 1993, Mr. Bäckström was State Secretary in the Ministry of Finance in Sweden. From 1994 to December 31,

2002, Mr. Bäckström was Chairman and Governor of The Swedish Central Bank. During that period he also served on the board of the Bank for International Settlement, as a board member from 1994 to 1999 and as Chairman from 1999 to 2002. He also represented Sweden as Governor of the International Monetary Fund, in the Group-of-ten, in the European Monetary Institute, a forerunner to the European Central Bank (ECB) between 1995 and 1998 and in the General Council of ECB between 1999 and 2002. Mr. Bäckström was, in accordance with the Swedish Central Bank Act, restricted from seeking employment for ten months after leaving the Central Bank. From November 1, 2003, he was Chief Executive Officer of Skandia Liv, one of the largest life insurers in Sweden.

H. Furlong Baldwin was elected non-executive Chairman of Nasdaq’s board of directors effective May 12, 2003 and has been a member of Nasdaq’s board of directors since July 2000. Mr. Baldwin also served as a member of FINRA’s board of governors from 1999 until 2003. Mr. Baldwin served as Chairman and Chief Executive Officer of the Mercantile Bankshares Corporation, a multi-bank holding company, from April 1976 until March 2001. Mr. Baldwin retired as Chairman and member of the Mercantile board of directors in March 2003. Mr. Baldwin joined Mercantile-Safe Deposit & Trust Company in 1956 and was elected President of Mercantile-Safe Deposit & Trust Company and Mercantile Bankshares Corporation in 1970, and Chairman and Chief Executive Officer in 1976. Mr. Baldwin serves on the boards of W.R. Grace & Co., Platinum Underwriters Holdings, Ltd., The Wills Group and Allegheny Energy, Inc.

Michael Casey was elected to Nasdaq’s board of directors in January 2001. He is a Senior Advisor to the Chief Executive Officer of Starbucks Corporation, a leading roaster and retailer of specialty coffee. Prior to his current position, Mr. Casey served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Starbucks from September 1997 to October 2007 and Senior Vice President and CFO from August 1995. Mr. Casey is also on the board of lululemon athletica inc.

Lon Gorman was elected to Nasdaq’s board of directors in May 2003. In September 2006, Mr. Gorman was elected Chairman of NYFIX, Inc., a financial technology company focusing on electronic trading and straight-through processing solutions for the brokerage community. Mr. Gorman is the retired Vice Chairman of The Charles Schwab Corporation, a holding company whose subsidiaries engage in securities brokerage and financial services. Mr. Gorman served as Vice Chairman of The Charles Schwab Corporation from July 1999 until November 2004 and as President of Charles Schwab Institutional and Asset Management and President of Schwab Capital Markets L.P. Mr. Gorman joined Schwab in June 1996 following 16 years at Credit Suisse First Boston where he was Managing Director and Head of Global Equity Trading. Prior to CSFB, he was a partner at F. Eberstadt & Co. with responsibility for institutional sales and trading.

Robert Greifeld was elected to the board of directors and appointed President and Chief Executive Officer of Nasdaq in May 2003. Following the closing of the OMX combination, Mr. Greifeld serves as the Chief Executive Officer of NASDAQ OMX. Prior to joining Nasdaq, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991-1999, Mr. Greifeld was the President and Chief Operating Officer. Mr. Greifeld is also a director of DIFX.

Glenn H. Hutchins was elected to Nasdaq’s board of directors in May 2005. Mr. Hutchins is a Co-Founder and Co-Chief Executive of Silver Lake, a technology investment firm that was established in January 1999. Mr. Hutchins is the Chairman of the board of SunGard Capital Corp. and serves as a member of the nominating and governance committee of SunGard Capital Corp. He is also on the Investors Committee of NXP B.V.

Birgitta Kantola was elected to NASDAQ OMX’s board of directors effective March 1, 2008. Previously, she was a member of OMX’s board since 2007. Since January 2001, she has been the CEO of Birka Consulting Ab, a financial consulting firm. During 2001-2008, she was a board member of Fortum Oyj (Vice Chair) and during 2003-2008, she was a board member of Nordea AB. Currently she is a member of the boards of Stora

Enso Oyj, Varma Mutual Pension Company and Vasakronan AB. During 1995-2000, she was CFO of International Finance Corporation, Washington, D.C. and prior to that Executive Vice President of Nordic Investment Bank, Helsinki.

Essa Kazim was elected to NASDAQ OMX’s board of directors effective March 1, 2008. Since 2006, Mr. Kazim has been the Chairman of the Dubai Financial Market. Mr. Kazim began his career as Senior Analyst in the Research and Statistics Department of the UAE Central Bank in 1988 and then moved to the Dubai Department of Economic Development as Director of Planning and Development in 1993. He was then appointed Director General of the DFM from 1999 through 2006. Mr. Kazim is currently a Chairman of the board of the Dubai Statistics Centre, a director of the Dubai International Financial Centre Authority, a member of the Dubai Council for Economic Affairs, a director of the Dubai International Financial Exchange, a member of the Economy & Trade Committee in Dubai, a director of Noor Islamic Bank and a director of the General Pension and Social Security Authority.

John D. Markese was elected to Nasdaq’s board of directors in May 1996. Dr. Markese served on FINRA’s board of governors from 1998 to 2002. Dr. Markese is the President and Chief Executive Officer of the American Association of Individual Investors, a not-for-profit organization providing investment education to individual investors founded in 1978.

Hans Munk Nielsen was elected to NASDAQ OMX’s board of directors effective March 1, 2008. Previously, he was a member of the OMX board since 2005. From March 1991 until his retirement in December 2007, Mr. Nielsen served as Senior Executive Vice President and Chief Financial Officer of TDC A/S. Mr. Nielsen is also Chairman of the board of Collateralized Mortgaged Obligations Fonden. In addition, he is Deputy Chairman of the board of Nordea Invest and a member of the board of Jeudan AS. He has also held various positions at the Great Belt Link, Carl Bro Group, Danske Bank and Danish Ministry of Finance.

Thomas F. O’Neill was elected to Nasdaq’s board of directors in May 2003. Mr. O’Neill is a founding principal of Sandler O’Neill + Partners L.P., an investment bank, which was founded in 1988. Mr. O’Neill is also a director of Misonix, Inc. and Archer-Daniels-Midland Company. Mr. O’Neill serves as Chairman of the audit committee of Archer-Daniels-Midland Corporation and is a member of the audit committee of Misonix.

James S. Riepe was elected to Nasdaq’s board of directors in May 2003. Mr. Riepe served as Vice Chairman of the board of directors of T. Rowe Price Group, Inc., an investment management firm, since April 1997. He was also Chairman of the T. Rowe Price Mutual Funds. On January 1, 2006, Mr. Riepe retired from active management at T. Rowe Price and retired from T.R. Price Group in April 2006. Mr. Riepe continues to serve as a Senior Adviser at T. Rowe Price. Previously, he served on the firm’s management committee and was responsible for overseeing mutual fund activities, including U.S. and global marketing and service operations. Mr. Riepe served as Chairman of the board of governors of the Investment Company Institute and on FINRA’s board of governors. Mr. Riepe joined T. Rowe Price in 1982 as Vice President and Director of the firm. He also serves on the board of directors of Genworth Financial. Mr. Riepe serves as Chairman of the Board of Trustees of the University of Pennsylvania.

Michael R. Splinter was elected to NASDAQ OMX’s board of directors effective March 1, 2008. Mr. Splinter has served as President and Chief Executive Officer, as well as a member of the Board of Directors, of Applied Materials, Inc., the global leader in nanomanufacturing technologyTM solutions for the electronics industry, since April 2003. An engineer and technologist, Mr. Splinter is a 30-year veteran of the semiconductor industry. Prior to joining Applied Materials, Mr. Splinter was an executive at Intel Corporation. Mr. Splinter is chairman of the Technology CEO Council. He also serves on the board of Semiconductor Equipment and Materials International (SEMI), and is Chair of the board of directors for the Silicon Valley Leadership Group.

Lars Wedenborn was elected to NASDAQ OMX’s board of directors effective March 1, 2008. Previously, he was a member of the OMX board since 2007. Mr. Wedenborn has been CEO of FAM (Foundation Asset

Management), which is fully owned by Wallenberg foundations, since September 2007. Mr. Wedenborn started his career as auditor followed by an assignment as CFO at Cabanco. During 1991-2000 he was Deputy Managing Director and CFO at Alfred Berg, a Scandinavian investment bank. He served with Investor AB, a Swedish holding company, as Executive Vice President and CFO from 2000-2007. Mr. Wedenborn is Chairman of the board of Novare Holding AB and a member of the board of The Grand Hotel. Mr. Wedenborn is also nominated for the board of SKF.

Deborah L. Wince-Smith was elected to Nasdaq’s board of directors in May 2004. Ms. Wince-Smith has been the President and Chief Executive Officer of the Council on Competitiveness, a non-profit group of CEOs, university presidents and labor leaders committed to driving U.S. competitiveness, since 2001. In 2006, she was nominated by President George W. Bush and confirmed by the U.S. Senate to serve as a member of the Oversight Board of the Internal Revenue Service. She is an appointed member of the Secretary of State’s Advisory Committee on International Economic Policy, serves on the Board of Governors for Argonne National Laboratory, and on the boards of several start-up technology companies. In 1989, she became the first Senate Confirmed Assistant Secretary for Technology Policy in the Department of Commerce. Previously, she served in the Reagan Administration as the Assistant Director for International Affairs and Global Competitiveness in the White House Office of Science and Technology Policy.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

Board and Committee Meetings

The Nasdaq board held twenty-three meetings during the year ended December 31, 2007. None of the current directors attended fewer than 75% of the meetings of the board and those committees on which the director served during the 2007 calendar year.

Board Committees

Pursuant to NASDAQ OMX’s by-laws, the board of directors has established six standing committees, which are described below. Each committee has adopted a charter, which is available on NASDAQ OMX’s website at http://ir.nasdaqomx.com/governance.cfm. The board and committees may hire outside experts to assist them when necessary.

The table below shows the standing committee membership.

Committee	Members
Audit	Michael Casey Lon Gorman John D. Markese (Chair) Hans Munk Nielsen Deborah L. Wince-Smith

Corporate Governance	Urban Bäckström H. Furlong Baldwin (Chair) Lon Gorman John D. Markese James S. Riepe

Executive	Soud Ba’alawy Urban Bäckström H. Furlong Baldwin (Chair) Michael Casey Robert Greifeld Glenn H. Hutchins John D. Markese Thomas F. O’Neill

Finance	Robert Greifeld Glenn H. Hutchins Essa Kazim Thomas F. O’Neill (Chair) James S. Riepe Lars Wedenborn Deborah L. Wince-Smith

Management Compensation	Michael Casey (Chair) Lon Gorman Glenn H. Hutchins Birgitta Kantola Michael R. Splinter Deborah L. Wince-Smith

Included below are descriptions of the standing committees.

Audit Committee. The audit committee, which is comprised of independent board members, has the primary responsibility for engaging the independent registered public auditor and overseeing the quality and integrity of accounting, auditing and financial reporting and practices at NASDAQ OMX. Our audit committee charter can be found at Annex A of this proxy statement.

The audit committee oversees our financial reporting process on behalf of the board of directors and reports to the board the results of these activities. This includes the systems of internal controls that management and the board of directors have established, our audit and compliance process and financial reporting. The audit committee, among other duties, engages the independent registered public accounting firm, pre-approves all audit and non-audit services provided by the independent public accountant, reviews with the independent public accountant the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accountant with the independence of such auditor, reviews the independence of the independent public accountant and reviews and approves all related party transactions.

Audit committee members must meet the independence standards applicable to audit committee members of companies listed on The NASDAQ Stock Market, and our board has concluded that each member of the audit committee satisfies these independence standards. The audit committee met twelve times during 2007. Each member of the audit committee meets the standard for financial knowledge for audit committee members of companies listed on The NASDAQ Stock Market. In addition, the board of directors has determined that Mr. Casey and Dr. Markese are each qualified as an audit committee financial expert within the meaning of SEC regulations and that each has accounting and related financial management expertise that meets the standard for “financial sophistication” set forth in the rules of The NASDAQ Stock Market.

Corporate Governance Committee. The responsibilities of the corporate governance committee include annually evaluating and making recommendations concerning the effectiveness of the board of directors (including the structure, size, composition, development, selection and processes of the board of directors and its committees) and NASDAQ OMX senior management; reviewing and recommending assignments of directors to various committees; considering matters of corporate governance and periodically reviewing, reassessing and recommending certain corporate governance documents; and reviewing and advising the board of directors on corporate governance standards and best practices to monitor and enhance our corporate governance structure. This committee met three times during 2007. See “NASDAQ OMX Corporate Governance Guidelines and Code of Ethics” for a discussion of our corporate governance policies.

Executive Committee. Subject to the limitations in our by-laws, the executive committee has the general power and authority of the board of directors to act in the management of our business and affairs. This committee did not meet during 2007.

Finance Committee. The finance committee advises the board of directors with respect to the oversight of our financial operations and conditions, including recommendations for our annual operating and capital budgets. This committee met nine times during 2007.

Management Compensation Committee. The management compensation committee, among other duties, reviews and approves base salary and incentive compensation awards for officers of the company whose compensation exceeds certain thresholds, which currently are set at base compensation in excess of $300,000 and/or total annual cash compensation (including annual incentive compensation) in excess of $500,000. The management compensation committee also reviews and recommends to the full board of directors for approval all compensation and benefit plans for officers and staff of the company; reviews and approves performance goals for officers of the company; reviews and approves equity awards granted to officers and staff of the company; and provides the board of directors with quarterly reports on the distribution of equity awards. The management compensation committee refers equity awards of 100,000 shares or more to the full board of directors for ratification upon committee review and approval.

Each member of the management compensation committee is independent, as required by the rules of The NASDAQ Stock Market. This committee met nine times during 2007.

Nominating Committee. The nominating committee has the authority to identify and nominate candidates for vacancies on the NASDAQ OMX board. Additionally, if a director position becomes vacant because of death, disability, disqualification, removal, resignation or increase in the number of directors, the nominating committee will nominate, and the board of directors will elect by majority vote, a person satisfying the classification (Industry, Non-Industry or Public Director), if applicable, for the directorship to fill such vacancy, except that if the remaining term is not more than six months, no replacement is required.

The nominating committee considers possible candidates suggested by board and committee members, industry groups, stockholders, senior management, or individuals personally known to the members. In addition to submitting suggested nominees to the nominating committee, a NASDAQ OMX stockholder may nominate a person for election as a director at NASDAQ OMX’s annual meeting or at a special meeting, provided the stockholder follows the procedures specified in NASDAQ OMX’s by-laws. In evaluating candidates, the nominating committee reviews the skills and characteristics required of board nominees in light of the current composition of the board. The assessment includes a review and consideration of the following factors:

•	promoting diversity of opinions, perspectives, personal and professional skills and experiences and backgrounds;

•	particular skills, such as knowledge of the securities industry, technology, finance, accounting and other knowledge needed on the board;

•	the candidate’s willingness to participate fully in board activities including active membership on board committees; and

•	the needs of the NASDAQ OMX board—including financial expertise referred to in SEC regulations and the listing standards of The NASDAQ Stock Market.

The nominating committee will review all candidates in the same manner, regardless of the source of the recommendation.

NASDAQ OMX’s by-laws require that no more than three current members of the NASDAQ OMX board and two industry members may serve on the nominating committee. None of the members of the nominating committee currently serves on the board of directors. Each member of the nominating committee is independent of NASDAQ OMX pursuant to the standards of independence applicable to members of the nominating committees of companies listed on The NASDAQ Stock Market. The NASDAQ OMX board appoints the members of the nominating committee and will consider candidates recommended by stockholders, directors, officers and other sources, including third party search firms. In evaluating nominating committee candidates, the NASDAQ OMX board reviews and considers:

•	the candidate’s willingness to participate fully in the committee’s activities;

•	the attributes of the candidates (including areas of expertise, experience, background, integrity, available time commitment, diversity, and applicable laws, rules and regulations);

•	the candidate’s ability to represent the interests of stockholders, public and investors; and

•	the needs of the nominating committee.

The board of directors reviews all candidates in the same manner, regardless of the source of the recommendation.

For the year ended December 31, 2007, the nominating committee members were: Edward T. Alter, Betsy S. Atkins, Nicholas E. Calio, Joseph Grundfest (Chair), Bernard L. Madoff and Hedi H. Reynolds. This committee met two times during 2007.

NASDAQ OMX Board Attendance at Meetings of Stockholders

NASDAQ OMX’s policy is to encourage all directors to attend annual and special meetings of our stockholders. Nine members of the Nasdaq board attended the annual meeting held on May 23, 2007, and nine members of the Nasdaq board attended the special meeting held on December 12, 2007.

PROPOSAL II

RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm to audit the financial statements for fiscal year 2008. Ernst & Young has audited Nasdaq’s financial statements since fiscal year 1986. Representatives of Ernst & Young are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The table below shows the amount of fees Nasdaq paid to Ernst & Young for fiscal years 2007 and 2006 (including expenses), which totaled $3,971,845 and $4,582,166, respectively. Details of the fees are based on the categories provided by the SEC auditor independence rules that became effective in 2003.

	2007	2006
Audit fees	$2,890,314	$3,158,436
Audit-related fees	919,531	1,423,730

Audit and audit-related	3,809,845	4,582,166
Tax Fees	—	—
All other fees(1)	162,000	—

Total(2)	$3,971,845	$4,582,166

(1)	Includes consulting work for the initial FSA application for Carpenter Moore Insurance Services, Ltd., a UK subsidiary, to act as an insurance intermediary in the UK.

(2)	Fees exclude services provided to Nasdaq’s non-profit entities, and services provided in relation to Nasdaq’s role as the Securities Information Processor under the Unlisted Trading Privileges Plan and the audit of the Nasdaq-100 Trust, Series 1, and the trust for the Nasdaq-100 Index Tracking Stock, also known as the “QQQ.”

Audit fees primarily represent the audit of Nasdaq’s annual financial statements and the review of Nasdaq’s Form 10-K and quarterly reports on Form 10-Q, statutory audits of subsidiaries, accounting consultations on matters addressed during the audit or interim reviews, comfort letters and offerings, and internal control attestation and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees primarily represent fees for consultations associated with strategic initiatives, including mergers and acquisitions.

Nasdaq also incurred fees payable Grant Thornton LLP for the fiscal year ended 2007, totaling $144 thousand. These fees represent audit fees for the employee benefit plan and 401K audit for the year ended December 31, 2007.

Under the Sarbanes-Oxley Act, the audit committee is responsible for the appointment, compensation and oversight of the services provided by NASDAQ OMX’s independent registered public accounting firm. The audit committee is required to pre-approve both audit and non-audit services performed by the independent registered public accounting firm, and Nasdaq’s audit committee approved all such services in 2007 and 2006. See also “Audit Committee Report.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NASDAQ OMX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2008.

PROPOSAL III

APPROVE AMENDED AND RESTATED EQUITY PLAN

We believe that our long-term success and the continued growth of stockholder value depends on our ability to attract, retain and motivate qualified employees, officers and directors of the company. As a result, a significant component of our compensation program has consisted of grants of stock options, restricted stock and performance share units under our Equity Plan. Over the past two years, we have granted year-end equity awards to all qualified Nasdaq employees, and we consider those equity grants to be a key part of our overall compensation program.

On February 27, 2008, Nasdaq combined with OMX, increasing the number of employees in our worldwide organization to approximately 2,500. In addition, we have announced planned acquisitions of the Philadelphia Stock Exchange, the Boston Stock Exchange and certain assets of Nord Pool. Upon the closing of these two acquisitions, both of which we expect to occur in the first half of 2008, the number of employees in our worldwide organization will further increase. The management compensation committee of our board of directors is currently considering compensation alternatives with respect to these new employees, including the possibility of granting the new employees initial equity awards to welcome them to the NASDAQ OMX organization and motivate them to focus on the success of the organization during a key year in our history. In addition, the management compensation committee of our board is exploring the possibility of continuing annual year-end grants to all NASDAQ OMX employees.

Accordingly, the management compensation committee has analyzed the amount of shares available for grant under the Equity Plan until its expiration on December 5, 2010 and determined that we would need approximately 5.0 million additional shares in order to make initial grants to new employees and continue our practice of making annual employee grants through the expiration of the Equity Plan. While the management compensation committee has not made any final decisions with respect to these grants (apart from granting initial equity awards to certain key OMX employees), the committee desires to maintain flexibility in designing an optimal compensation program for all employees.

As a result, on April 16, 2008, the board of directors approved the amended and restated Equity Plan and recommended that the plan be submitted for stockholder approval at the annual meeting. The recommended Equity Plan amendments would: (i) increase the authorized number of shares available for grant under the plan by 5.0 million shares from 24.5 million shares to 29.5 million shares and (ii) make other clarifications and technical revisions designed primarily to improve administration of the Equity Plan. The Equity Plan also incorporates all previous amendments made to the Equity Plan over the intervening seven years since it was adopted and approved by stockholders on May 15, 2001.

The full text of the amended and restated Equity Plan is attached as Annex B to this Proxy Statement. No grants will be made under the Equity Plan pursuant to the proposed amendment and restatement unless the stockholders approve the amended and restated Equity Plan.

Description of the Equity Plan

The following is a description of the material terms of the Equity Plan, and as such is qualified by the actual terms of the Equity Plan. The description does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Plan, which is attached to this proxy statement as Annex B and incorporated herein by reference. Stockholders are encouraged to read the text of the plan in its entirety.

Plan Purpose

The purpose of the Equity Plan is to (i) attract and retain the services of key employees, officers, outside directors, advisers and consultants of NASDAQ OMX and its affiliates by providing those persons with a proprietary interest in NASDAQ OMX, (ii) motivate such individuals by means of performance-related incentives to achieve long-range performance goals and (iii) link compensation to the long-term interests of stockholders. The Equity Plan allows us to provide that proprietary interest through the grant of: (i) incentive stock options (which may only be granted to employees), (ii) non-qualified stock options, (iii) restricted stock (which have restrictions upon transfer and are subject to forfeiture), (iv) restricted stock units, (v) performance share awards and (vi) other stock-based awards.

The Equity Plan is not intended to preclude the board of directors from continuing or establishing any compensation plan that NASDAQ OMX now has or may hereafter lawfully put into effect, including but not limited to any other incentive compensation, bonus, stock purchase or stock option plan.

Through April 4, 2008, only stock options, restricted stock awards and performance share unit awards have been granted under the Equity Plan. The management compensation committee is authorized, subject to the provisions of the Equity Plan, to grant awards and establish rules and regulations that it deems necessary for the proper administration of the Equity Plan and to make whatever determinations and interpretations it deems necessary or advisable.

Administration

The Equity Plan is administered by the management compensation committee. The committee has full power and authority to:

•	designate participants in the Equity Plan;

•	determine the type of awards to be granted to a participant;

•	determine the number of shares to be covered by any award;

•	determine the terms and conditions of any award;

•	determine the circumstances under which awards may be settled or exercised in cash, shares, other securities, other awards or other property;

•	determine the circumstances under which awards may be canceled, forfeited, or suspended;

•	determine the circumstances under which amounts payable with respect to an award shall be deferred;

•	interpret and administer the Equity Plan and any related agreements;

•	establish, amend, suspend, or waive rules and regulations and appoint agents as it shall deem appropriate for the proper administration of the Equity Plan; and

•	make any other determination and take any other action that it deems necessary or desirable for the administration of the Equity Plan.

Under certain circumstances, the management compensation committee may delegate some aspects of its authority to one or more officers or managers of the company. No member of the board of directors or the management compensation committee shall be liable for any action taken, or determination made in good faith, with respect to the Equity Plan or any award granted thereunder.

Available Shares

Under the Equity Plan, the management compensation committee is currently authorized to grant awards to acquire up to a total of 24.5 million shares of NASDAQ OMX’s authorized, but unissued or reacquired, common stock, par value $0.01 per share. The total number of shares available is subject to adjustment in certain cases to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan.

As of March 31, 2008, 29,539,088 shares had been granted under the Equity Plan, of which 9,876,052 were cancelled and 187,818 were surrendered for taxes. As a result, 5,024,782 shares are available under the Equity Plan for future grants.

The amendments proposed in this proxy statement would increase the number of authorized shares under the Equity Plan by 5.0 million shares to a total of 29.5 million shares.

Eligibility

Awards under the Equity Plan may be granted at the discretion of the management compensation committee to officers, directors, employees, consultants or advisers of NASDAQ OMX or any affiliate. As of April 4, 2008, we had fifteen non-executive directors, fourteen executive officers and 2,422 non-executive employees. For further information on directors and executive officers, see “Proposal I: Election of Directors” and “Executive Officers of NASDAQ OMX.”

Options

Options granted to employees under the Equity Plan may be either incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), or non-qualified stock options (which are not meant to be tax qualified for purposes of Section 422). Under the Equity Plan, non-employee directors may be granted non-qualified stock options, but not incentive stock options. For further information about grants to directors under the Equity Plan, see “Director Compensation.”

An incentive stock option may not have an exercise price less than the fair market value of the underlying common stock on the date of grant, may not be exercised more than 10 years from the date of grant, and is subject to other limitations which, when abided by, allow the option holder to qualify for special tax treatment. Non-qualified stock options may have an exercise price of less than (solely in the case of substitute options), equal to, or greater than the fair market value of the underlying common stock on the date of grant but, like incentive stock options, are limited to an exercise period of no longer than 10 years. Upon the exercise of an option, the management compensation committee may provide for the grant of a replacement option at the fair market value of such replacement option on the date it is granted. In 2001, non-qualified stock options contained the replacement option feature; subsequent option awards have not included this feature.

The management compensation committee determines and designates those persons to whom awards are granted and also determines: the award period; the vesting period; and other terms, provisions, limitations and performance requirements, provided they are not inconsistent with the Equity Plan.

An option may not be transferable except by will or by the laws of descent or distribution, unless specified in the Equity Plan or determined otherwise by the board of directors or the management compensation committee.

Restricted Stock and Restricted Stock Units

Each restricted stock and restricted stock unit award specifies the number of shares of restricted stock or units, as applicable, to be awarded; the price, if any, to be paid by the award recipient; the time during which the stock or units, as applicable, will be subject to forfeiture; and the conditions upon the satisfaction of which, the restricted stock or units, as applicable, will vest. The grant and/or the vesting of restricted stock or units may be conditioned upon the completion of a specified period of service, upon the attainment of specified performance objectives or upon such other criteria as the management compensation committee may determine. Restricted stock and units may not be sold or otherwise transferred or encumbered (except as may be provided, in the case of restricted stock, in the applicable award agreement) until, with respect to restricted stock, all restrictions have lapsed. The management compensation committee may provide that the recipient of restricted stock units has the right to receive dividend equivalents on such units.

Prior Grants of Options, Restricted Stock and Performance Share Units

The following table shows the number of stock options, shares of restricted stock and performance share units, including any awards that were subsequently cancelled or surrendered for taxes, which NASDAQ OMX has awarded, to date, to the following individuals or groups:

•

our principal executive officer, principal financial officer and, in alphabetical order, each of our three most highly compensated executive officers, other than the principal executive officer and principal financial officer, for the year ended December 31, 2007 (the named executive officers);

•

one other individual, Mr. Hardwick Simmons, who has received over five percent of the total number of stock options, including any options that were subsequently cancelled or surrendered for taxes, awarded under the Equity Plan;

•	all fourteen of the current executive officers as a group (for information about the current executive officers, see “Executive Officers of NASDAQ OMX”);

•	all fifteen of the current non-employee directors as a group (for information about the current non-employee directors, see “Proposal I: Election of Directors”); and

•	all employees, excluding the current executive officers, as a group.

Name and Position	Number of Stock Options Awarded	Number of Shares of Restricted Stock Awarded	Number of Performance Share Units Awarded (at Target) (1)
Robert Greifeld Chief Executive Officer	2,960,000	300,000	160,000
David P. Warren Executive Vice President and Chief Financial Officer	387,356	25,515	7,162
Christopher R. Concannon Executive Vice President, Transaction Services U.S.	512,643	10,870	11,018
Anna M. Ewing Executive Vice President, Global Software Development and Chief Information Officer	242,722	102,620	8,264
Edward S. Knight Executive Vice President, General Counsel and Chief Regulatory Officer	343,056	25,515	7,162
Hardwick Simmons Former Chairman and Chief Executive Officer	2,000,000	—	—
All Current Executive Officers	6,161,253	543,693	262,048
All Current Non-Employee Directors	15,000	88,513	—
All Non-Executive Employees	21,767,231	1,650,608	—

(1)	For performance share units, the amounts reported are the target amounts, although the actual number of shares awarded could range from 0% to 150% of the target amounts, depending on the achievement of performance goals. For more information about the performance share units, see “Compensation Discussion & Analysis” and “Executive Compensation.”

Other Stock-Based Awards

The management compensation committee may grant other stock-based awards (which are awards of stock or awards payable or valued, in whole or in part, by reference to the common stock). The management compensation committee shall determine the terms and conditions of any such other stock-based award.

Performance Compensation Awards, Eligible Persons and Performance Criteria

The management compensation committee may designate any awards under the Equity Plan (other than any stock options or stock appreciation rights granted with an exercise price or grant price, as the case may be, less than the fair market value per share on the date of grant) as performance compensation awards.

Within the first 90 days of each performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the management compensation committee will designate the participants who will be eligible to receive performance compensation awards under the Equity Plan. Within this time frame, the management compensation committee will also establish performance goals for each of the designated participants.

Performance goals will relate to NASDAQ OMX’s performance or the performance of one or more of NASDAQ OMX’s subsidiaries, divisions, departments or functions. The designated participants will be eligible to receive payments in respect of their performance compensation awards only to the extent that (a) the performance goals for the performance period are met, and (b) some or all of a designated participant’s performance compensation award has been earned for the performance period.

The performance goals for designated participants will be based on attainment of specific levels of performance, with reference to one or more of the following performance criteria:

•	net sales;

•	operating income;

•	earnings before interest, taxes, depreciation and amortization;

•	earnings before interest and taxes;

•	net income (before or after taxes);

•	earnings per share;

•	operating cash flow;

•	share price;

•	total stockholder return;

•	return on equity;

•	return on invested capital; or

•	market share.

Following the end of the applicable performance period, the management compensation committee will certify the attainment of the performance goals and will calculate the award, if any, payable to each designated participant. The management compensation committee retains the right to reduce any award in its discretion. The maximum amount payable to a designated participant in respect of a performance compensation award that is intended to qualify for the “performance-based compensation” exception to Section 162(m) of the Code is 150,000 shares or, if the performance compensation award is paid in cash, the equivalent cash value of 150,000 shares on the first or last date of the performance period as to which the performance compensation award relates, as determined by the management compensation committee. In addition, the management compensation committee may award a cash bonus to any participant and designate the bonus as a performance compensation award in order to qualify the award as “performance-based compensation” under Section 162(m) of the Code. The maximum amount that can be paid in any calendar year for any such cash bonus award is the greater of 3% of before tax net income, as calculated in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, or $3,000,000.

Termination of Employment

The management compensation committee has the power and authority to determine the terms and conditions that apply to any award upon termination of employment. Incentive stock options will terminate no later than three months after any termination of employment (one year after termination upon death or disability as provided in the applicable award agreement evidencing the options).

Change in Control

In the event a change in control of NASDAQ OMX occurs, all outstanding awards under the Equity Plan that would have vested within one year following the change of control will vest and, if applicable, shall become fully exercisable. If an award holder is terminated without cause within one year following a change of control, all remaining awards shall immediately vest and become exercisable. A change in control of NASDAQ OMX will be deemed to occur for purposes of the Equity Plan, subject to certain exceptions, upon any of the following events:

•	an acquisition by any person of 25% or more of the then-outstanding common stock;

•	the board of directors at the effective date of the Equity Plan (or certain of their approved successors) ceases to constitute a majority of the company’s board of directors;

•

the consummation of a consolidation or merger with another entity where the common stock outstanding immediately prior to the consolidation or merger no longer represents a majority of the common stock outstanding immediately after the consolidation or merger or a majority of the combined voting power of the surviving or parent entity outstanding immediately after the consolidation or merger; or

•	stockholder approval of a complete liquidation or the consummation of a sale of all or substantially all of NASDAQ OMX’s assets.

The amendments proposed in this proxy statement make no changes in this regard.

Amendments

In general, the board of directors may amend, alter, suspend, discontinue, or terminate the Equity Plan at any time; however, (i) no such change shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the board deems it necessary or desirable to comply and (ii) no such change which would adversely affect the rights of any participant or any holder or beneficiary of any award may be made without the consent of the affected awardholder. In addition, the management compensation committee may amend the Equity Plan to cure ambiguities, to correct defective or inconsistent provisions or to make other immaterial changes.

Repricing Prohibited

The management compensation committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any awards granted under the plan. Any such change that would adversely affect the rights of any participant or any holder or beneficiary of any award shall not be effective without the consent of the affected person. Without stockholder approval, no amendment or modification may reduce the option price of any option or the strike price of any stock appreciation right. The management compensation committee also cannot take certain other actions to “reprice” outstanding awards under the plan.

Right to Cancel

In the event of certain change-of-control related events, the management compensation committee may cancel any outstanding awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of stock received or to be received by other NASDAQ OMX stockholders in the event.

Certain Federal Income Tax Consequences

The following discussion of certain relevant U.S. income tax effects applicable to options and restricted stock granted under the Equity Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

An individual generally will not be taxed upon the grant of a non-qualified stock option with an exercise price equal to or greater than the fair market value of the shares on the date of grant. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. At the time the option is exercised, NASDAQ OMX will generally be entitled to a tax deduction equal in amount to the ordinary income recognized by the optionee.

An optionee will not be in receipt of taxable income upon the grant or timely exercise of an incentive stock option. Exercise of an incentive stock option will be timely if made during its term and if the optionee remains an employee of NASDAQ OMX or a subsidiary at all times during the period beginning on the date of grant of the option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of death or a disabled optionee). The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with the rules applicable to non-qualified stock options. NASDAQ OMX is not entitled to any tax deduction in connection with the grant or exercise of an incentive stock option. However, if the optionee disposes of stock acquired upon exercise of an incentive stock option within one year after the exercise date or two years after the grant date of the incentive stock option, NASDAQ OMX may be entitled to a tax deduction for the amount of ordinary income, if any, realized by the optionee.

The recipient of an award of restricted stock generally will not be taxed upon the grant of the award, but rather the holder of the award will recognize ordinary income in an amount equal to the fair market value of the number of shares of common stock subject to the award at the time the shares are no longer subject to a substantial risk of forfeiture. Alternatively, the employee can elect under Section 83(b) of the Code to include the value of the restricted stock at the time of the grant, less any amount paid for it, in his income for the year in which he received the restricted stock. The employee must file this election with the Internal Revenue Service within 30 days after the restricted stock is granted to him. If the employee makes this election, subsequent changes in the value of the stock will not result in ordinary income or loss to him. However, if the stock is later forfeited, the employee will not be entitled to any deduction with respect to the amount he earlier included as ordinary income. NASDAQ OMX will be entitled to an income tax deduction in the year in which the employee recognized ordinary income with respect to the restricted stock in an amount equal to the income recognized by the employee.

If no Section 83(b) election is made, (i) no income will be recognized by the employee (and NASDAQ OMX will not be entitled to a deduction) with respect to the restricted stock until the date the restrictions lapse, (ii) any dividends paid on the restricted stock until the restrictions lapse will be taxed to the employee as compensation income (and NASDAQ OMX will be entitled to a deduction), and (iii) the employee will recognize ordinary income at the time the restrictions lapse in an amount equal to the fair market value of the restricted stock at that time, less the amount paid, if any, and NASDAQ OMX will be entitled to a corresponding deduction. Upon a subsequent disposition of the restricted stock by the employee, any gain or loss realized above or below the value previously taken into income by the employee will be long-term or short-term capital gain or loss, depending on the holding period of the shares following the date the restrictions lapse or the Section 83(b) election was made, as applicable.

The recipient of an award of restricted stock units generally will not be taxed upon the grant or vesting of the award, but rather will recognize ordinary income in an amount equal to the amount paid to him or her in respect of such award at the time such award is paid. In either case, NASDAQ OMX will be entitled to a deduction at the time when, and in the amount that, the recipient recognizes ordinary income.

Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally provides that we may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain executive officers in any one year. Certain performance-based compensation is exempt from this limit. Specifically, Section 162(m) of the Code does not preclude us from taking a federal income tax deduction for certain qualifying performance-based compensation paid to an executive officer in a year even if that cash compensation exceeds $1,000,000. In order to qualify for this deduction, the plan under which the compensation is paid, the Equity Plan, must be structured to satisfy the requirements of Section 162(m) of the Code.

Equity Compensation Plan Information

NASDAQ OMX’s Equity Plan provides for the issuance of our equity securities to officers and other employees, directors and consultants. In addition, employees of NASDAQ OMX and its subsidiaries are eligible to participate in the NASDAQ OMX 2000 Employee Stock Purchase Plan, or ESPP, at 85.0% of the fair market value of our common stock on the price calculation date. The Equity Plan and the ESPP have been approved previously by our stockholders. In 2003, we granted non-qualified stock options for 1,000,000 shares of common stock and 100,000 shares of restricted stock to Robert Greifeld as inducement awards to secure his employment with NASDAQ OMX. These two inducement awards were outside of the Equity Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under all of Nasdaq’s compensation plans as of December 31, 2007.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)(1)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(c)
Equity compensation plans approved by stockholders	9,298,114		$17.07	6,130,867	(2)
Equity compensation plans not approved by stockholders	700,000	(3)(4)	$5.28	—
Total	9,998,114		$16.25	6,130,867	(2)

(1)	The amounts in this column include only the number of shares to be issued upon exercise of outstanding options, warrants and rights. At December 31, 2007, we also had 1,175,875 shares to be issued upon vesting of outstanding restricted stock awards.

(2)	This amount includes 5,202,551 shares of common stock that may be awarded pursuant to the Equity Plan and 928,316 shares of common stock that may be issued pursuant to the ESPP.

(3)

Mr. Greifeld received an inducement award of non-qualified stock options exercisable for 1,000,000 shares of common stock pursuant to the terms of his 2003 employment agreement, of which he has exercised 300,000 shares. The award was granted on April 15, 2003 at an exercise price of $5.28 per share and expires on April 15, 2013. The option became exercisable with respect to 250,000 shares on July 10, 2003 and became exercisable with respect to 250,000 shares on each of April 15, 2004, 2005 and 2006. In the event Mr. Greifeld’s employment is terminated by NASDAQ OMX for cause or by Mr. Greifeld without good reason (each as defined in his 2003 employment agreement), the vested options will remain exercisable for a period ending on the earlier of ten days after termination or the expiration date. In the event Mr. Greifeld’s employment is terminated by NASDAQ OMX without cause, by Mr. Greifeld for good reason or in the event of death or disability, Mr. Greifeld would have the earlier of 24 months after the termination date or the expiration date to exercise the vested options. If Mr. Greifeld’s employment terminates as a result of retirement (as defined in his 2003 employment agreement), he would have the earlier of 370 days or the expiration date to exercise the vested options. In the event Mr. Greifeld’s employment terminates as a result of a non-renewal by NASDAQ OMX, any vested options will be exercisable until the earlier of 24 months from termination or the expiration date. This inducement award is transferable by Mr. Greifeld only to certain immediate family members or to a trust or other entity for the exclusive benefit of such immediate family members.

(4)	Does not include 100,000 shares of restricted stock granted to Mr. Greifeld as an inducement award on June 11, 2003. The shares of restricted stock vested in equal amounts on each of the first three anniversaries of May 12, 2003, Mr. Greifeld’s employment date. This inducement award is transferable only by the laws of descent and distribution.

Fair Market Value of Common Stock

As of the close of trading on The NASDAQ Stock Market on April 4, 2008, the fair market value of one share of our common stock was $40.86.

New Benefits Under the Equity Plan

Because persons to whom other awards may be made under the Equity Plan are to be determined from time to time by the management compensation committee in its discretion, it is not possible at this time to indicate the number, name or positions of persons who will receive future awards or the nature and terms of future awards.

NASDAQ OMX believes that the awards that have been granted under the Equity Plan have been and will continue to be granted to individuals who possess a capacity to contribute significantly to our success.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED EQUITY PLAN.

OTHER BUSINESS

The NASDAQ OMX board knows of no business other than the matters described in this proxy statement that will be presented at the annual meeting. To the extent that matters not known at this time may come before the annual meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters as may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

EXECUTIVE OFFICERS OF NASDAQ OMX

The executive officers of NASDAQ OMX are as follows:

Name	Age	Position
Robert Greifeld	50	Chief Executive Officer
Magnus Böcker	46	President
Bruce Aust	44	Executive Vice President, Corporate Client Group
Christopher R. Concannon	40	Executive Vice President, Transaction Services U.S.
Anna M. Ewing	47	Executive Vice President, Global Software Development and Chief Information Officer
Adena T. Friedman	38	Executive Vice President, Corporate Strategy and Global Data Products
Markus Gerdien	47	Executive Vice President, Market Technology
Carl-Magnus Hallberg	42	Senior Vice President, Global Information Technology Services
Ronald Hassen	56	Senior Vice President, Controller and Principal Accounting Officer
John L. Jacobs	49	Executive Vice President, Worldwide Marketing and Financial Products
Hans-Ole Jochumsen	50	Executive Vice President, Transaction Services Nordic
James L. Johnson, Jr.	41	Senior Vice President, Human Resources and Government Relations
Edward S. Knight	57	Executive Vice President, General Counsel and Chief Regulatory Officer
David P. Warren	54	Executive Vice President and Chief Financial Officer

Robert Greifeld, a member of our board of directors, is our Chief Executive Officer. He was appointed our Chief Executive Officer in May 2003 and previously served as President from May 2003 to February 2008. Prior to joining Nasdaq, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991-1999, Mr. Greifeld was the President and Chief Operating Officer. Mr. Greifeld is a member of the board of directors of DIFX.

Magnus Böcker has served as our President since February 2008. Previously, Mr. Böcker served as President and Chief Executive Officer of OMX where he was employed since 1986. From 1996 to 2003, Mr. Böcker served as Vice President of OM and the President of OM Technology. He was the Chief Financial Officer from 1989 to 1996.

Bruce Aust has served as Executive Vice President of the Corporate Client Group since July 2003. Previously, Mr. Aust served as Executive Director and Vice President of the Corporate Client Group. Before joining Nasdaq in 1998, Mr. Aust served 12 years at Fidelity Investments in a variety of sales, trading and management positions in Dallas, Boston, Los Angeles and San Francisco.

Christopher R. Concannon has served as Executive Vice President of Transaction Services U.S. since February 2008. Prior to the combination with OMX, Mr. Concannon served as Executive Vice President Transaction Services from October 2003 and joined Nasdaq as Executive Vice President of Strategy and Business Development in May 2003. Before joining Nasdaq, Mr. Concannon worked from 2002 to 2003 at Instinet, a holding company that operated an alternative trading system and whose subsidiaries provided global agency and other brokerage services. Mr. Concannon served most recently as President of Instinet Clearing Services, Inc. From 1999 to 2002, Mr. Concannon worked at Island ECN, Inc., an alternative trading system, in several positions including Special Counsel and Vice President of Business Development. Mr. Concannon was an associate attorney at Morgan, Lewis and Bockius, LLP from 1997 to 1999 and served as an attorney with the SEC from 1995 to 1997.

Anna M. Ewing has served as Executive Vice President of Global Software Development since February 2008 and Chief Information Officer since December 2005. Prior to the combination with OMX, Ms. Ewing served as Executive Vice President of Operations & Technology since December 2005. Previously, she served as Senior Vice President of Technology Services in Nasdaq’s Operations & Technology Group since October 2000. Before joining Nasdaq, Ms. Ewing was Managing Director, Electronic Commerce at CIBC World Markets in New York and Toronto, where she served as Managing Director of Global Applications Services and as a founding member of CIBC.com. Before that, Ms. Ewing served as Vice President at Merrill Lynch, where she held various leadership positions within the Corporate and Institutional Client Group Technology Division, including Global Head of Institutional Client Technology, Global Head of Financial Futures and Options Technology, Global Head of Prime Brokerage Technology and Regional Head of Technology at Merrill Lynch Canada.

Adena T. Friedman has served as Executive Vice President of Corporate Strategy and Global Data Products since February 2008. Prior to the combination with OMX, Ms. Friedman served as Executive Vice President of Data Products since January 2002 and head of Corporate Strategy since October 2003. Previously, Ms. Friedman served as Senior Vice President of Nasdaq Data Products from January 2001 to January 2002, Vice President of OTC Bulletin Board, Mutual Fund Quotation Service and NasdaqTrader.com from January 2000 to January 2001, Director of OTC Bulletin Board and Mutual Fund Quotation Service from August 1997 to January 2000 and Marketing Manager overseeing our marketing efforts to broker-dealers from April 1995 to August 1997. Ms. Friedman joined Nasdaq in 1993. Ms. Friedman is a member of the board of directors of DIFX.

Markus Gerdien has served as Executive Vice President, Market Technology since February 2008. Previously, Mr. Gerdien served as President of OMX Market Technology since 2005. Prior to joining OMX, from 2002 to 2005 Mr. Gerdien served as Executive Vice President, Market and Business Development and Executive Vice President, Communication Tools Division at the Observer Group AB. From 2000 to 2002, he was a partner and co-founder of Common Agenda Venture Management AB. From 1998 to 2000, Mr. Gerdien held various positions at Front Capital Systems AB, including Managing Director and a Member of the Company Management Group and Sales and Marketing Manager.

Carl-Magnus Hallberg has served as Senior Vice President of Global IT Services Operations since February 2008. Mr. Hallberg joined OMX in 2001 and was previously Senior Vice President of the IT Services business within OMX Market Technology. Prior to joining OMX, Mr. Hallberg spent close to ten years in the telecommunications industry, predominantly at Ericsson, where he held a number of managerial positions in technology development and marketing & sales. When he left Ericsson, Mr. Hallberg had the position as Vice President EMEA Sales Datacom and Internet solutions.

Ronald Hassen has served as Senior Vice President and Controller since March 2002 and Principal Accounting Officer since May 2002. Previously, Mr. Hassen served as Treasurer from November 2002 through January 2007. Prior to joining Nasdaq, Hassen served as Controller of Deutsche Bank North America from June 1999, after its acquisition of Bankers Trust Company. Mr. Hassen joined Bankers Trust in 1989, serving most recently as Principal Accounting Officer from 1997 until the company’s acquisition by Deutsche Bank.

John L. Jacobs has served as Executive Vice President of Worldwide Marketing and Financial Products since February 2008. Prior to the combination with OMX, Mr. Jacobs served as Executive Vice President of Financial Products and Chief Marketing Officer from July 2002. Previously, Mr. Jacobs served as Senior Vice

President of Worldwide Marketing and Financial Products from January 2000 until July 2002 and as Vice President of Investor Services and Worldwide Marketing from January 1997 until January 2000. Mr. Jacobs joined Nasdaq in 1983.

Hans-Ole Jochumsen has served as Executive Vice President of Transaction Services Nordic since February 2008. Previously, Mr. Jochumsen was the President of Information Services & New Markets for OMX. Prior to that, he served as President and CEO of the Copenhagen Stock Exchange (now called the OMX Nordic Exchange Copenhagen A/S) and FUTOP Clearingcentralen Ltd. Prior to joining OMX, Mr. Jochumsen served as President and member of the Executive Management of BG Bank from 1996 to 1998 and as President and member of the Executive Management of Girobank from 1994 to 1996. From 1990 to 1994, he was a President and member of the Executive Management of BRFkredit (mortgage bank).

James L. Johnson, Jr. has served as Senior Vice President of Human Resources and Government Relations since December 2006. Previously, Mr. Johnson served as Vice President of Human Resources and Government Relations from December 2005 to December 2006 and Vice President of Government Relations from December 2003 to November 2005. Prior to joining Nasdaq, Mr. Johnson served as Vice President of Congressional Affairs and Director, Federal Legislative Strategy at AT&T from October 1998 to November 2003. Previously, Mr. Johnson practiced law in the Public Law and Policy Section at Akin, Gump, Strauss, Hauer and Feld in Washington, DC from September 1991 to September 1998. He also served as the Deputy Director of Congressional Affairs for the Dole presidential campaign in 1996.

Edward S. Knight has served as Executive Vice President and General Counsel since October 2000 and Chief Regulatory Officer since January 2006. Previously, Mr. Knight served as Executive Vice President and Chief Legal Officer of FINRA from July 1999 to October 2000. Prior to joining FINRA, Mr. Knight served as General Counsel of the U.S. Department of the Treasury from September 1994 to June 1999.

David P. Warren has served as Executive Vice President since January 2001 and Chief Financial Officer since September 2001. Mr. Warren oversees finance and all administrative services including real estate, property management and purchasing. Prior to his current position, Mr. Warren was Chief Financial Officer of the Long Island Power Authority from 1998 to 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information regarding the beneficial ownership of our voting securities as of April 4, 2008 by:

•	each person who is known by us to own beneficially more than 5% of our voting securities;

•	each director;

•	each named executive officer; and

•	all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock underlying convertible notes, options or warrants that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the convertible notes, options or warrants for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of April 4, 2008, 200,662,784 shares of common stock were outstanding (including shares of restricted common stock entitled to vote at the annual meeting).

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
Borse Dubai Limited(1) Level 7, Precinct Building 5, Gate District DIFC Dubai UAE	42,901,148	21.4%
Horizon Asset Management, Inc.(2) 470 Park Avenue South, 4th Floor South New York, NY 10016	25,010,849	12.5%
Borse Dubai Nasdaq Share Trust(1) c/o Wells Fargo Delaware Trust Company 919 North Market Street, Suite 1600 Wilmington, DE 19801	17,660,367	8.8%
Kinetics Asset Management, Inc.(3) 470 Park Avenue South, 4th Floor South New York, NY 10016	11,377,697	5.7%
Soud Ba’alawy	—	—
Urban Bäckström	—	—
H. Furlong Baldwin(4)	21,796	*
Michael Casey(5)	26,513	*
Lon Gorman(6)	8,098	*
Glenn H. Hutchins(7)	6,130	*
Birgitta Kantola	—	—
Essa Kazim	—	—
John D. Markese(8)	36,123	*
Hans Munk Nielsen	—	—
Thomas F. O’Neill(9)	5,410	*
James S. Riepe(10)	6,119	*
Michael R. Splinter	—	—
Lars Wedenborn	—	—
Deborah L. Wince-Smith(11)	7,712	*
Robert Greifeld(12)	2,305,142	1.1%
Christopher R. Concannon(13)	304,844	*
Anna M. Ewing(14)	107,818	*
Edward S. Knight(15)	190,132	*
David P. Warren(16)	259,615	*
All directors and executive officers of NASDAQ OMX as a group (29 persons)	4,186,051	2.1%

*	Represents less than 1%.

(1)	Borse Dubai Limited (“Borse Dubai”) holds 42,901,148 shares directly and is the sole beneficial owner of the Borse Dubai Nasdaq Share Trust (“the “Trust”) which holds 17,660,367 shares. Borse Dubai is a subsidiary of Investment Corporation of Dubai, which is deemed the beneficial owner of the shares held by Borse Dubai and the Trust. As of the record date, because Borse Dubai beneficially owns the shares held by the Trust, the shares held by Borse Dubai and the Trust collectively are subject to the 5% voting limitation contained in our certificate of incorporation. Until such voting limitation is no longer applicable to the shares beneficially owned by Borse Dubai, Borse Dubai shall vote all shares beneficially owned by Borse Dubai, and the Trust shall have no separate voting rights. If any shares held by the Trust are deemed to have the right to vote on any matter submitted to the stockholders, or any action by written consent to be taken by the stockholders, the Trust is required to execute a proxy to vote such shares pro rata with the other stockholders (excluding Borse Dubai) at the time of any such vote or consent. While Borse Dubai may direct the Trust to dispose of its shares, Borse Dubai has no control over the voting of the shares held by the Trust.

(2)	Based on information included in a Schedule 13G, dated February 20, 2008, filed with the SEC by Horizon Asset Management, Inc. Horizon Asset Management is entitled to the number of votes equal to the number of shares of common stock that it owns, subject to the 5% voting limitation contained in our certificate of incorporation.

(3)	Based on information included in a Schedule 13G, dated February 27, 2008, filed with the SEC by Kinetics Asset Management, Inc. Kinetics Asset Management, Inc. is entitled to the number of votes equal to the number of shares of common stock that it owns, subject to the 5% voting limitation contained in our certificate of incorporation.

(4)	Represents (i) 5,000 vested options to purchase NASDAQ OMX common stock issued under the Equity Plan and (ii) 16,796 shares of restricted stock issued under the Equity Plan, 13,698 of which are vested, 1,592 of which vest on May 23, 2008 and 1,506 of which vest on May 23, 2009. Under the terms of the Equity Plan, Mr. Baldwin has the right to direct the voting of the restricted shares.

(5)	Represents (i) 5,000 vested options to purchase NASDAQ OMX common stock issued under the Equity Plan and (ii) 21,513 shares of restricted stock issued under the Equity Plan, 16,823 of which are vested, 3,184 of which vest on May 23, 2008 and 1,506 of which vest on May 23, 2009. Under the terms of the Equity Plan, Mr. Casey has the right to direct the voting of the restricted shares. Excludes shares of NASDAQ OMX common stock owned by Starbucks Corporation, of which Mr. Casey is Senior Advisor. Mr. Casey disclaims beneficial ownership of such shares.

(6)	Represents (i) shares of restricted stock issued under the Equity Plan, of which 1,592 shares vest on May 23, 2008 and 1,506 shares vest on May 29, 2009 and (ii) shares of NASDAQ OMX common stock acquired through open-market purchases. Under the terms of the Equity Plan, Mr. Gorman has the right to direct the voting of restricted shares.

(7)	Represents 6,130 shares of restricted common stock granted pursuant to the Equity Plan, 3,032 of which are vested, 1,592 of which vest on May 23, 2008 and 1,506 of which vest on May 23, 2009. Mr. Hutchins holds these restricted shares for the benefit of Silver Lake Technology Management, L.L.C. Under the terms of the Equity Plan, Mr. Hutchins has the right to direct the voting of restricted shares.

(8)	Represents (i) 5,000 vested options to purchase NASDAQ OMX common stock issued under the Equity Plan, (ii) 16,123 shares of restricted stock issued under the Equity Plan, 9,927 of which are vested, 3,184 which vest on May 23, 2008 and 3,012 which vest on May 29, 2009 and (iii) 15,000 shares of common stock held by the John D. Markese Trust September 2, 1999, of which Mr. Markese is a trustee and beneficiary. Under the terms of the Equity Plan, Mr. Markese has the right to direct the voting of the restricted shares.

(9)	Represents 5,410 shares of restricted stock issued under the Equity Plan, 1,516 of which are vested, 2,388 of which vest on May 23, 2008 and 1,506 which vest on May 23, 2009. Under the terms of the Equity Plan, Mr. O’Neill has the right to direct the voting of the restricted shares. Excludes shares of NASDAQ OMX common stock owned by Sandler O’Neill + Partners L.P., of which Mr. O’Neill is a founding principal. Mr. O’Neill disclaims beneficial ownership of such shares.

(10)	Represents 6,119 shares of restricted stock issued under the Equity Plan, 3,021 of which are vested, 1,592 of which vest on May 23, 2008 and 1,506 of which vest on May 23, 2009. Under the terms of the Equity Plan, Mr. Riepe has the right to direct the voting of the restricted shares. Excludes shares of common stock owned by T. Rowe Price Group, Inc. and its affiliates, of which Mr. Riepe is Senior Advisor. Mr. Riepe disclaims beneficial ownership of such shares.

(11)	Represents 7,712 shares of restricted stock issued under the Equity Plan, 1,516 of which are vested, 3,184 of which vest on May 25, 2008 and 3,012 of which vest on May 23, 2009. Under the terms of the Equity Plan, Ms. Wince-Smith has the right to direct the voting of the restricted shares.

(12)	Includes (i) 1,080,000 vested options to purchase NASDAQ OMX common stock issued under the Equity Plan, (ii) 700,000 vested options to purchase NASDAQ OMX common stock granted as an inducement award outside of the Equity Plan in accordance with the terms of Mr. Greifeld’s former employment agreement, (iii) 100,000 shares of vested restricted stock issued as an inducement award outside of the Equity Plan, (iv) 200,000 shares of restricted stock issued under the Equity Plan, 166,000 of which have vested and 34,000 of which vest as of May 12, 2008 and (v) 300,000 shares of NASDAQ OMX common stock issued to Mr. Greifeld upon exercise of vested options. 74,858 shares have been withheld in payment of taxes relating to the vesting of shares of restricted stock. Under the terms of his award agreements, Mr. Greifeld has the right to direct the voting of the restricted shares.

(13)	Represents (i) 290,000 vested options to purchase common stock under the Equity Plan, (ii) 10,870 shares of restricted stock granted under the Equity Plan, of which none are vested and (iii) 3,974 shares of NASDAQ OMX common stock purchased pursuant to the ESPP. Under the terms of the Equity Plan, Mr. Concannon has the right to direct the voting of the restricted shares.

(14)	Represents (i) 7,000 shares of NASDAQ OMX common stock acquired upon exercise of vested stock options, (ii) 25,000 vested options to purchase NASDAQ OMX common stock issued under the Equity Plan, (iii) 63,599 shares of restricted stock granted under the Equity Plan, of which 36,061 are vested and (iv) an additional 12,219 shares of NASDAQ OMX common stock purchased pursuant to the ESPP. Under the terms of the Equity Plan, Ms. Ewing has the right to direct the voting of the restricted shares.

(15)	Represents (i) 10,555 shares of NASDAQ OMX common stock acquired upon exercise of vested stock options, (ii) 157,200 vested options to purchase NASDAQ OMX common stock issued under the Equity Plan, (iii) 9,813 shares of restricted stock granted under the Equity Plan, 198 of which are vested and (iv) 12,564 shares purchased under the ESPP. Under the terms of the Equity Plan, Mr. Knight has the right to direct the voting of the restricted shares.

(16)	Represents (i) 250,000 vested options to purchase NASDAQ OMX common stock under the Equity Plan and (ii) 9,615 shares of unvested restricted stock issued under the Equity Plan. Under the terms of the Equity Plan, Mr. Warren has the right to direct the voting of the restricted shares.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion and analysis describes the compensation program for the year ended December 31, 2007 for our named executive officers: Robert Greifeld, David P. Warren, Christopher R. Concannon, Anna M. Ewing and Edward S. Knight. Among its responsibilities in administering NASDAQ OMX’s executive compensation program, the management compensation committee is responsible for establishing the principles that underlie our compensation program, evaluating the performance of the CEO, determining CEO compensation and approving compensation for other executive and senior officers. For additional information, see “Proposal I: Election of Directors—Board Committees.” The management compensation committee’s charter can be found on NASDAQ OMX’s website at http://ir.nasdaqomx.com/governance.cfm. The committee welcomes input from our stockholders on NASDAQ OMX’s compensation program through the communication process discussed in “Stockholder Communication With Directors.”

This compensation discussion and analysis focuses on Nasdaq’s compensation policies during 2007, prior to its combination with OMX in early 2008 to become The NASDAQ OMX Group, Inc. These policies were established by the members who served on Nasdaq’s management compensation committee prior to the acquisition of OMX. The NASDAQ OMX management compensation committee is continuing its review of whether changes to compensation policies of the combined entity are appropriate.

General Philosophy

The management compensation committee recognizes its important duties to our stockholders. Nasdaq has endeavored to create a compensation program that goes beyond legal requirements and meets the needs of our company, stockholders and investors in our market. The following core principles reflect the committee’s current compensation philosophy:

•	our compensation plans and arrangements are designed to attract and retain key employees;

•	compensation motivates employees through performance-related incentives to achieve short- and long-range performance goals;

•	compensation enables employees to participate in the short- and long-term growth and financial success of the company;

•

we use compensation elements such as equity incentives as a tool to align the long-term interests of stockholders and employees because the total value of these awards corresponds to stock appreciation;

•	we reward management for maintaining a premier regulatory program; and

•	we provide limited executive perquisites.

Setting Executive Compensation

Nasdaq operates in a dynamic and highly regulated environment that is becoming more international and complex as securities markets diversify into new asset classes and expand overseas. Nasdaq continues its expansion through its combination with OMX in February 2008 and its pending acquisitions of the Philadelphia Stock Exchange, the Boston Stock Exchange and certain assets of Nord Pool that are all expected to close in 2008. As a result of these acquisitions and the launch of the NASDAQ Options Market in March 2008, Nasdaq will expand from operating one equities exchange in the United States to operating equities, options and futures exchanges in ten countries, in addition to holding ownership interests in several other foreign markets. Nasdaq also has expanded its range of products, which now includes insurance brokerage, shareholder, directors and newswire services, including technology services provided to over 60 marketplaces in 50 countries. As Nasdaq formulated its acquisition strategy in 2006 and 2007, the management compensation committee recognized that Nasdaq’s executive compensation program needed to attract and retain leaders capable of the expanded responsibilities of a global company.

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash incentives (bonuses);

•	long-term stock-based compensation (restricted stock awards, performance share units and/or stock option grants);

•	retirement and savings plans;

•	severance; and

•	other benefits and perquisites.

The CEO and Nasdaq’s human resources department develop compensation proposals for each named executive officer other than the CEO. As part of this process, the CEO meets individually with each executive officer to discuss the executive’s performance against objectives at the end of the year and performance objectives for the coming year. This meeting gives each executive an opportunity to present his or her perspective. The proposal for each executive officer, along with supporting documentation and peer analysis, is submitted to the management compensation committee for their review and consideration as part of the committee’s deliberation process. In October 2007, the supporting documentation was expanded to include a tally sheet detailing the various elements of compensation, including equity compensation and retirement benefits, to assist the committee in establishing executives’ equity grants for 2007 and base salary and target annual cash incentive award opportunities for 2008. The committee used these tally sheets to evaluate the appropriateness of the total compensation package and to compare each executive’s total compensation opportunity with his or her actual payout.

The committee uses several methods to set the amounts and mix of compensation elements. These include:

•

Performance—Our primary focus is on pay for performance. Therefore, we consider the executive’s contribution to the company’s short- and long-term financial performance, as well as the executive’s performance on other critical aspects of management that are qualitative in nature and may not be easily quantified into dollars (such as building our brand, employee development and regulatory excellence).

•

Internal Equity—Our executives’ compensation generally increases with position and responsibility. We also believe that compensation amounts should reflect the different levels of responsibilities and performance among our executives and between our CEO, who is responsible for the entire organization, and our other executives, who are responsible for a functional area or a line of business.

•

External Competitiveness—We identify compensation levels that peers/competitors within the industry are paying for similar positions in terms of experience, skills, education and responsibilities. We also consider industry and general economic conditions in assessing market competitiveness.

•	Collateral Implications—We consider the tax burdens and other potential liabilities when determining long-term incentive payouts, as well as any associated regulatory compliance issues.

We consider all of these policies in structuring compensation packages to best reward each individual executive. Each individual component of compensation is considered independently and is not based on a formula; however, each component is intended to be complementary to the overall compensation package awarded to the executive. In particular, the management compensation committee believes the majority of compensation for Nasdaq’s executive officers should be performance based. Therefore there were no guaranteed bonuses for any named executive officer in 2007. Mr. Greifeld’s target annual cash incentive award (cash bonuses) and long-term stock-based compensation are established in his employment agreement. For other named executive officers, the management compensation committee set target award opportunities for incentive compensation for the calendar year 2007 at the same dollar level for each executive officer and long-term stock-based compensation as a percentage of base salary that varied for each executive.

Our executive compensation program is designed to enable us to attract, retain and motivate executives who are capable of capitalizing on opportunities as Nasdaq grows internationally. Therefore, the management compensation committee does not consider an individual executive’s net wealth, or gains realized from prior compensation, such as stock option exercises and restricted stock vesting, in setting other elements of compensation. The management compensation committee believes that reducing or limiting current compensation, whether incentive or equity compensation, because of prior gains realized by an executive would penalize the executive for his or her past performance successes and reduce the motivation for continued high achievement. Additionally, any executive, regardless of his or her financial situation, should have an annual total compensation opportunity that is competitive.

The management compensation committee sets target compensation levels for performance-based elements of the program. With respect to cash compensation, the allocation between base salary and annual incentive compensation is determined based on the amount of cash compensation that the committee wishes to place “at risk.” “At risk” means that the executive will not realize value unless we meet the applicable goals, most of which are tied to our company’s performance. Similarly, the management compensation committee determined that a greater portion of long-term stock-based compensation for executive officers should be tied to performance goals than for less senior employees. Following an amendment to our Equity Plan to allow for the grant of performance share units (PSUs), which was approved by our stockholders at Nasdaq’s 2007 annual meeting, the committee approved awards to the named executive officers, other than the CEO, that consisted of 50% PSUs. Our CEO also received PSUs under his employment agreement, as discussed later in this compensation discussion and analysis. Set forth below are the percentages of total target compensation (base salary, target bonus opportunity and target equity award) for our named executive officers for calendar year 2007 that is considered “at risk.” We define the at risk portion of total target compensation for calendar year 2007 to include target bonuses under the Executive Corporate Incentive Plan (ECIP) for 2007 and target economic value of equity awarded in calendar year 2007.

Named Executive Officer and Title	Percentage of 2007 Total Target Compensation “At Risk”
	Long-Term Stock- Based Compensation	Base Salary and ECIP Incentive Compensation
Robert Greifeld	100%	67%
Chief Executive Officer

David P. Warren	100%	54%
Executive Vice President and Chief Financial Officer

Christopher R. Concannon	100%	57%
Executive Vice President, Transaction Services U.S.

Anna M. Ewing	100%	57%
Executive Vice President, Global Software Development and Chief Information Officer

Edward S. Knight	100%	54%
Executive Vice President, General Counsel and Chief Regulatory Officer

Competitive Market Analysis

To evaluate the external competitiveness of the cash component of our executive’s compensation (base salary and annual incentive award opportunity) for 2007, the management compensation committee reviewed data from proxy statements filed in 2006 by a group of peer companies prior to approving salary and target annual cash incentive opportunity amounts in December 2006. This peer group of companies, selected by the human resources department based on Standard Industry Classification (SIC), geography, size and financial performance criteria, consisted of the following companies:

• Advent Software	• Archipelago (2005 data)	• Bisys Group Inc.
• CBOT Holdings	• Chicago Mercantile Exchange	• Dun & Bradstreet
• E Speed	• E*Trade Financial	• Factset Research Systems
• Fiserv	• GFI Group	• Interactive Data Corp.
• Intercontinental Exchange	• International Securities Exchange	• Investment Technology Group
• Knight Capital	• LaBranche & Co.	• Morningstar
• NYSE Euronext	• Reuters	• SunGard Data Systems (2005 data)
• TD Ameritrade

The peer group data served as only one reference point that the committee considered in evaluating the cash component of executive compensation.

Nasdaq’s human resources department retained Hewitt Associates to assist it in recommending a broad-based equity award to Nasdaq employees, including the named executive officers other than the CEO, which was approved by the management compensation committee in December 2007. This continued work previously performed by Hewitt in advising Nasdaq on revisions to its equity program in 2006. As part of this assignment, Hewitt compared total “overhang” of outstanding awards (a measure of potential dilution to stockholders) and “run rates” (a measure of the rate of share use) among a group of comparable companies. Nasdaq’s human resources department provided Hewitt with a list of industry peer companies from which Hewitt used the following companies for which relevant data was available.

• Bisys Group Inc.	• CBOT Holdings	• Chicago Mercantile Exchange
• E*Trade Financial	• GFI Group	• Interactive Data Corp.
• International Securities Exchange	• Investment Technology Group	• London Stock Exchange
• NYSE Euronext	• TD Ameritrade Holding Corp

In addition, Hewitt used survey data from companies in the financial industry to advise Nasdaq on other elements of the broad-based equity award such as vesting schedules and industry practices with respect to awards as a percentage of base salary. This is discussed in more detail in the “Long-Term Stock-Based Compensation” section of this compensation discussion and analysis. Hewitt did not make recommendations as to individual award amounts.

The management compensation committee used this competitive market data on cash and equity compensation to see how various elements of our executive pay levels compare to other companies. However, the committee does not rigidly set the compensation of our executives based on this data or target Nasdaq’s executive compensation to a specific percentile of those of its competitors. Instead, the comparison is conducted solely to ensure that the compensation is competitive to the market, as represented by the peer group. In addition, Nasdaq faces competition from private firms, such as small trading firms and private equity funds, for which public data is not available. Therefore, each executive is evaluated individually based on skills, knowledge, performance and, in the committee’s business judgment, the value he or she brings to the organization and Nasdaq’s retention risk.

Base Salaries

The management compensation committee normally reviews base salaries on an annual basis before the beginning of each year so that any changes will be effective on January 1st. Occasionally, the committee may adjust base salaries at the time of significant changes in an executive’s responsibilities or in response to events that would impact the long-term retention of a key executive.

Under the terms of Mr. Greifeld’s amended and restated employment agreement, effective on January 1, 2007, his base salary for 2007 was $1 million, which was unchanged from 2006. The management compensation committee decided that leaving his salary unchanged for 2007 was consistent with the terms of his employment agreement and the provisions of Section 162(m) of the Code that limit the deductibility to the company of compensation that is not performance-based to $1 million.

Following its 2006 compensation review, the management compensation committee approved base salary increases effective January 1, 2007 for each of the named executive officers (other than Mr. Greifeld). In the case of the other named executive officers, these base salary increases ranged from approximately 2% to 15% per individual. These increases were intended to:

•	recognize the executives for their past performance;

•	remain competitive with our previously identified peer companies;

•	maintain general internal equity among executives with similar functions; and

•

motivate and retain executives capable of leading a larger and more complex organization as we implemented a global acquisition strategy, with the larger percentage increases going to executives in areas critical to our growth.

Annual Cash Incentives

Annual cash incentives are an integral part of our executive compensation program. Our annual cash incentive plan is structured to ensure that a significant portion of each executive’s total cash compensation is contingent on performance and continued employment and, therefore, “at risk.” Most of our annual cash incentives for our executives, including the named executive officers, are paid through our ECIP. The ECIP has been structured to comply with Section 162(m) of the Code and ensure deductibility for federal income tax purposes of the amounts paid to certain key executive officers. Under the ECIP, the maximum award payable to any participant for any plan year is not to exceed the greater of 3% of Nasdaq’s before tax net income or $3 million. Because there were no guaranteed minimum annual cash incentive awards for any executive in 2007, all payments are subject to adjustment downward at the discretion of the management compensation committee to ensure compliance with all applicable laws and high standards of regulatory and market integrity.

Target Award Opportunities

The management compensation committee establishes the target annual cash incentive award opportunity for each executive. Under his amended and restated employment agreement, Mr. Greifeld’s target annual incentive award opportunity for 2007 (and during the agreement’s remaining term) is 200% of base salary. The committee set the target annual cash incentive award opportunity for each of the other named executive officers at $500,000, which it considered to be competitive with the peer companies previously discussed and met Nasdaq’s goals for pay-for-performance and retention.

Performance Goals

The annual cash incentive award payments for our executive officers are based on the achievement of pre-established corporate and individual performance goals. Our CEO selects and recommends goals for each executive vice president at the beginning of each year from among 12 general financial, corporate and business unit performance objectives established in the ECIP. The management compensation committee and the board of directors review and consider these recommendations and approve the goals for the coming year after identifying the objectives most critical to our future growth and most likely to hold executives accountable for the operations for which they are responsible. The incentive compensation for our CEO and CFO, who are most directly responsible for our overall financial performance, was tied most directly to the corporate goals, while the majority of the target annual cash incentive award opportunity for the other named executive officers was tied to the operations for which they are responsible. The committee also established the target bonus opportunity for each executive. All of the goals applied to the named executive officers were subject to payouts of up to 200% except for the business effectiveness survey. Award minimum, target and maximum thresholds were set for the goals that allowed for overachievement. Performance below the minimum does not qualify for an ECIP payment. Performance at the target qualifies for 100% of the target award and, for goals that are eligible for overachievement, performance at the maximum threshold qualifies for 200% of target award. Performance between the minimum and maximum thresholds results in incremental changes in award payments on a straight-line basis.

The following table shows each named executive officer’s performance objectives for 2007, and the weighting of these objectives.

Named Executive Officer and Title	Target ECIP Bonus Opportunity	Actual ECIP Bonus Payout	Corporate Goals			Business Effectiveness Survey (1)	Business Unit Strategic Measures(2)
			Operating Income (Pre-Tax Run Rate)(3)	Corporate Expense Reduction	Revenues (4)
Robert Greifeld	$2,000,000	$3,800,000	75%	—	15%	10%	—
Chief Executive Officer
David P. Warren	$500,000	$950,000	60%	30%	—	10%	—
Executive Vice President and Chief Financial Officer
Christopher R. Concannon	$500,000	$762,000	20%	—	—	10%	70%
Executive Vice President, Transaction Services U.S.
Anna M. Ewing	$500,000	$714,000	20%	—	—	10%	70%
Executive Vice President, Global Software Development and Chief Information Officer
Edward S. Knight	$500,000	$950,000	20%	—	—	10%	70%
Executive Vice President, General Counsel and Chief Regulatory Officer

(1)	Based on feedback from a survey of employees on a wide range of issues that impact Nasdaq’s effectiveness as an organization, the survey helps management assess past decisions and hold each other accountable for their commitments and provides an opportunity for employees to voice their views on how management is doing and how improvements can be made. This goal is measured on a sliding scale of 1 to 100 based on survey score. Scores above 65 are entitled to a 100% payout on this goal. For 2007, each named executive officer received 100% payout on this goal. Nasdaq retains Watson Wyatt, a national compensation consulting firm, to collect, tabulate and analyze the survey.

(2)	These are key business initiatives applicable to particular named executive officers. For Mr. Concannon, the strategic measures related to the financial performance of Nasdaq’s Transaction Services group, the company’s goal for market share in U.S. equities trading and the launch of the NASDAQ Options Market. For Ms. Ewing, the strategic measures related to management of expenses for Nasdaq’s Operations & Technology group, the performance and reliability of Nasdaq’s technology systems and the efficient delivery of technology projects. For Mr. Knight, the strategic measures related to the operation of the regulatory rule filing process, through which changes are made to Nasdaq’s rules, the management of expenses and the maintenance of the regulatory integrity of the enterprise.

(3)	Operating income for purposes of the ECIP calculation excludes certain non-recurring expenses and includes the income effect of net interest. As a result, this calculation differs from the GAAP definition of operating income and the amounts reported in our Annual Report on Form 10-K.

(4)	Corresponds to the “Revenues less liquidity rebates, brokerage, clearance and exchange fees” line of Nasdaq’s Consolidated Statement of Income. It is calculated by subtracting total cost of revenues from total revenues.

The management compensation committee approved the performance goals in February 2007 and received periodic progress updates during the course of the year. In February 2008, the committee received a final report on the level of achievement on each goal before it approved payouts under the ECIP for 2007. With respect to the corporate goals, which comprised 90% of the target annual incentive award opportunity for our CEO and CFO and 20% of the award opportunity for the other named executive officers, the minimum, target and maximum performance levels and Nasdaq’s actual performance for 2007 were as follows:

Corporate Goal	Minimum	Target	Maximum (for 200% payout)	Nasdaq’s Results for 2007 as measured for ECIP purposes
Operating Income (Pre-Tax Run Rate)	$323.2 Million	$353.2 Million	$373.2 Million	$403.5 million

Corporate Expense Reduction	$5.0 Million	$10.0 Million	$15.0 Million	$21.7 million

Revenues (Total Revenues—Total Cost of Revenues)	$740.0 Million	$753.4 Million	$780.0 Million	$812.2 million

As a result of Nasdaq’s successful performance against each metric, the named executive officers were eligible for 200% payout under each corporate goal that applied to them. With respect to the business unit strategic measures for certain of the named executive officers, the management compensation committee set the targets for these goals at levels where the maximum payout would be difficult to achieve and well beyond budget assumptions. For the 2007 business unit strategic measures applied to executive officers including the applicable named executive officers, two measures resulted in 0% payout, 12 resulted in 200% payout and 10 resulted in payments at percentages in between. To the extent that these payouts were made at the 200% level, this represents superior performance with respect to the relevant measures, as evidenced by our strong financial performance in recent periods.

Discretionary Bonuses

The management compensation committee has the authority to grant discretionary bonuses outside of the ECIP that are designed to reward executives, including named executive officers, for completion of specific projects or exceptional performance. In 2007, the management compensation committee awarded two discretionary bonuses to named executive officers: $138,000 to Mr. Concannon and $36,000 to Ms. Ewing. The management compensation committee awarded the bonus to Mr. Concannon to recognize the significant growth in Nasdaq’s share of trading in New York Stock Exchange-listed securities, which directly contributed to the company’s revenues. The committee determined that the bonus to Ms. Ewing was appropriate to reward her for managing the continued roll-out of our integrated operating system, Regulation NMS compliance and integration of our technology staff.

Long-Term Stock-Based Compensation

Our long-term incentive compensation consists entirely of equity awards. We believe that equity awards align the interests of our employees with those of our stockholders by rewarding outstanding performance and providing incentives to increase the value of our stockholders’ investments. Prior to 2007, we granted restricted stock awards and stock options to our executives, including the named executive officers. These awards were subject to service-based multi-year vesting requirements. Some of the stock option awards included performance accelerated stock options (PASOs) for which the right to exercise the option and purchase the underlying shares is accelerated or delayed based upon the achievement of a specific annual corporate financial performance goal approved by the board of directors.

Nasdaq’s human resources department retained Hewitt in 2006 and again in 2007 to assist with the structuring of employee equity awards. The grants in December 2006 and December 2007 were designed to be annual grants. As previously discussed in the “Competitive Market Analysis” section of this compensation discussion and analysis, Hewitt was instructed to provide a review of current market practices, analyze Nasdaq’s run rate and dilution, and work with the human resources department to develop and recommend an all-employee long-term incentive package that fit Nasdaq’s compensation philosophy and was consistent with acceptable market practices. Hewitt noted that peer practices and the expectations of institutional stockholders continued to move in the direction of performance-based awards. Hewitt recommended that Nasdaq consider moving beyond performance accelerated stock options, where vesting can be accelerated or delayed based on performance, but shares are not forfeited, to performance share units, where the number of shares of common stock the executive receives is dependent upon meeting performance targets. Based on Hewitt’s recommendations, the management compensation committee approved changes to Nasdaq’s Equity Plan to permit PSU awards that were subsequently approved by stockholders at Nasdaq’s 2007 annual meeting.

With respect to the December 2007 awards, the management compensation committee accepted Hewitt’s suggestion that the awards to senior management place greater emphasis on performance. The Committee determined that the awards to the named executive officers should be a combination of 50% PASOs and 50% PSUs. The committee determined that this mix:

•	reflects pay-for-performance and is, therefore, likely to be supported by stockholders, particularly since the link with performance is enhanced even beyond that in prior awards to executive officers;

•	more closely aligns the executive vice presidents’ long-term incentive awards with the CEO, who also receives stock options and PSUs;

•	clearly articulates long-term performance expectations through minimum, target and maximum goals; and

•	is less dilutive than solely granting stock options (as PSUs require fewer shares than stock options to convey the same economic value).

In preparing recommendations for equity grants for executive officers, the human resources department asked Hewitt for advice on structuring its awards, including whether increasing the size of the grant for 2007 to between 125% and 225% of base salary would remain within the range granted by peer companies. Nasdaq’s grant to named executive officers in 2006 had been between 100% and 200% of base salary. Hewitt indicated that the 2007 proposal was generally in line with the annual grants of similar companies in its survey of the financial industry. Based on the same survey, Hewitt also advised that the stock option vesting periods used by Nasdaq for its 2006 PASO grants (three to six years depending on performance acceleration) were longer than those used by many of the surveyed companies. As a result, the committee changed the vesting schedule for all employees who received stock options in the 2007 grant, including executive officers, to three to five years, depending on whether the performance targets were met, with 100% vesting on a single date instead of 50% vesting over a two-year period. Hewitt also assisted the committee in setting the vesting schedule for PSUs. Hewitt’s report, however, did not recommend the specific economic value of individual awards to executives.

Mr. Greifeld recommended specific awards for each of the other named executive officers, which were a percentage of base salary, that varied depending upon responsibilities and retention considerations previously discussed with respect to other elements of total compensation. The executive officers responsible for our business units and technology, which are most critical to our future growth, received larger awards than other executives in support functions. The management compensation committee reviewed Mr. Greifeld’s recommendations and the Hewitt report and ultimately accepted these recommendations with certain changes. Mr. Greifeld received equity grants in December 2006, May 2007 and February 2008 under the terms of his employment agreement and was not included in the December 2007 grant.

The management compensation committee set a target number of shares for the PSU portion of each 2007 award. As recommended by Hewitt, the number of shares the executive actually receives can go up or down based on Nasdaq’s performance during a one year performance period: 2008. The committee decided to tie 100% of the value of the PSU to Nasdaq’s financial performance. This exceeded Hewitt’s recommendation that only 80% of the value be performance-based. The committee chose the same performance goal (and minimum, target and maximum thresholds) as established for the ECIP during 2008: operating income (pre-tax runrate). The committee believed that this would set transparent, consistent and sufficiently difficult targets across the various types of performance-based compensation. The committee established an additional three year vesting period after the end of the performance period. Consequently, executives would be eligible for payout on the PSUs in December 2011, if still employed by Nasdaq, with the value of the award distributed in shares of Nasdaq common stock. The ultimate value of the PSU awards that vest in 2011 depends on how Nasdaq’s performance in 2008 compares to the thresholds:

•	if Nasdaq does not meet the minimum threshold, the executive would receive none of the PSU’s original value;

•	if Nasdaq meets the minimum threshold, the executive would receive 50% of the PSU’s target award in 2011;

•	if Nasdaq meets the target threshold, the executive would receive 100% of the PSU’s target award in 2011; and

•	if Nasdaq exceeds the maximum threshold, the executive would receive 150% of the PSU’s target award in 2011.

The exercise price for stock option grants and the reference price for calculating the value of restricted stock awards and PSUs is the closing market price of Nasdaq’s common stock on the date of grant. The management compensation committee considers whether to make equity awards at its regularly scheduled December meeting. Awards to new hires at the executive officer level will be made at the next regularly scheduled committee meeting. Scheduling of regular board and committee meetings are made well in advance without regard to material news announcements by Nasdaq. Existing ownership levels are not a factor in award determinations as we do not want to discourage the named executive officers from holding significant amounts of Nasdaq’s common stock.

Stock Ownership Guidelines

Executive officers at the level of executive vice president and above are expected to own specified amounts of Nasdaq common stock based on a multiple of their base salary. The multiple is determined by officer level: the CEO must have a 5X multiple, the CFO must have a 4X multiple and the other executive vice presidents must have a 3X multiple. Individual holdings, shares jointly owned with immediate family members or held in trust, shares of restricted stock (including vested and unvested), vested stock options and shares purchased or held through Nasdaq’s plans, such as the ESPP, count toward the guidelines. Executive officers subject to these guidelines as of their adoption in 2007 are expected to reach these ownership levels by December 31, 2010. Despite this phase-in period, each of the named executive officers was in compliance with the guidelines as of the record date of this proxy statement.

Savings and Retirement Plans

Nasdaq’s retirement plans are part of our overall compensation and benefits package, which we refer to as the “total compensation package.” The management compensation committee considers appropriate retirement savings options to be a critical component of its package to retain employees at all levels. Nasdaq provides both tax-qualified and non-qualified savings, retirement and pension plans for eligible employees, including our executives. In 2007, approximately 95% of our employees, including all of the named executive officers, participated in a tax-qualified Section 401(k) savings plan (401(k) Plan). Nasdaq matches employee contributions to this plan during the year up to 4% of base salary.

As discussed in more detail in the section of this proxy entitled “Executive Compensation—Pension Benefits,” the existing tax-qualified defined benefit pension plan (Pension Plan), applicable to executives on the same terms as other employees, and a non-qualified supplemental executive retirement plan (SERP), applicable to certain senior employees, were fully frozen on May 1, 2007. Nasdaq’s retirement benefits available for service after May 1st include two new features. The first, based on the existing 401(k) Plan, is available to all employees, including named executive officers, on the same terms. This feature includes new Basic Employer Retirement Contributions (Basic ERC), within specified guidelines based on years of service, and Enhanced Employer Retirement Contributions (Enhanced ERC), for employees age 45 or older with at least 10 years of service on December 31, 2006. The second part of Nasdaq’s new retirement program is a new non-qualified plan called Supplemental Employer Retirement Contributions (Supplemental ERC) available to officers and non-officers whose base salaries exceed certain Internal Revenue Service (IRS) compensation and contribution limits.

The management compensation committee believes that the new retirement benefits are closely aligned with Nasdaq’s overall compensation and benefits philosophy: motivating executives and other employees to contribute to Nasdaq’s success, making the company more competitive and limiting costs and potential financial liabilities associated with the Pension Plan and the SERP. Nasdaq’s contributions to the Basic ERC, Enhanced ERC and Supplemental ERC will depend upon Nasdaq achieving corporate financial goals that may be set each year by the management compensation committee. This approach better ties our retirement benefits to Nasdaq’s performance than the prior retirement plans, which were based solely on age, salary and length of service. The new ERC benefits also provide employees with a competitive and simple method to calculate benefits with more flexibility and individual control. Employees may direct investment of Basic ERC and Enhanced ERC contributions among the various mutual funds available through our 401(k) Plan. Unlike the Pension Plan and SERP, the ERC benefits allow for immediate vesting.

Severance

Except as described below in the case of a change in control of the company and in certain circumstances under the employment agreements with Messrs. Greifeld and Knight, we are not obligated to pay severance or other enhanced benefits to the named executive officers upon termination of their employment. However, the management compensation committee has the ability to pay severance benefits in its discretion. For a summary of a severance package we may offer to a named executive officer in the event of termination of employment, please see “Executive Compensation—Potential Payments upon Termination or Change-in-Control.” Severance decisions do not influence the management compensation committee’s other decisions regarding compensation as these other decisions are focused on motivating our executives to remain with Nasdaq and contribute to our future success.

As Nasdaq completed its transition to a public company, and adopted an acquisition strategy, the management compensation committee and the board of directors approved change in control agreements in 2005 for each executive not previously covered by such an agreement (CIC Agreement). In structuring these agreements, the management compensation committee evaluated comparable change in control severance offered by some other companies in the financial industry and considered the size of the severance package the committee might approve in other contexts, as discussed in the preceding paragraph. Similarly, Mr. Greifeld’s amended and restated employment agreement and Mr. Knight’s employment agreement contain change in control provisions. These agreements are intended to provide management stability and to reduce any reluctance of senior management to pursue potential transactions that may enhance the value of our stockholders’ investments.

The management compensation committee believes that the terms for triggering payment are reasonable and that some of the terms are more restrictive in several important ways than change in control agreements at many other companies. For example, under the CIC Agreements, a severance payment is only available if termination (“other than for cause” if by Nasdaq or for “good reason” if by the executive) occurs within one year following a “change in control” of the company or in certain situations within 180 days prior to a change in control. For Mr. Greifeld, a severance payment is available only if termination occurs within two years following a change in control. The CIC Agreements and Mr. Greifeld’s employment agreement use what is known as a “double trigger,” meaning that a payment is activated only upon the occurrence of both a change in control and a loss of employment. This is unlike a “single trigger” arrangement that pays out severance benefits immediately upon a change in control regardless of employment status. Benefits under these agreements will only be provided if Nasdaq is the target organization. In addition, a change in control under these agreements is limited to situations where the acquirer obtains a majority of Nasdaq’s voting securities or the current members of our board of directors (or their approved successors) cease to constitute a majority of the board. Finally, the agreements do not modify or otherwise change the terms of the executive’s outstanding equity awards.

Mr. Knight’s employment agreement was executed in 2000 and contains provisions that are triggered if Nasdaq terminates his employment without “cause” or Mr. Knight terminates his employment “for good reason.” “Good reason” includes a reduction in Mr. Knight’s position, duties or authority or Nasdaq’s failure to secure agreement of any successor entity that he will continue in his position. These provisions are discussed in “Executive Compensation—Potential Payments upon Termination or Change-in-Control.”

Other Benefits and Perquisites

We provide a comprehensive health and welfare benefits program to our executives, including the named executive officers, that mirrors the program offered to our other employees. Named executive officers also are allowed to participate in our ESPP on the same terms as other employees. In addition, officers at the level of Senior Vice President and above are eligible to receive basic financial planning services (including a gross-up on the taxes on these services) and executive health exams.

We also provide Mr. Greifeld with a company car and driver for use when conducting company business. Mr. Greifeld reports use of the company car and driver for personal reasons as income. In 2007, this amount was approximately $36,312, which was the incremental cost of Mr. Greifeld’s personal use of the car (including commutation) based on an allocation of the cost of the vehicle, driver, fuel, maintenance, insurance and parking. In addition, Mr. Greifeld was reimbursed for legal expenses in the amount of $50,000 in connection with the negotiation of his amended and restated employment agreement.

Potential Effect of Executive Misconduct on Compensation

The Nasdaq board would take action to remedy any fraudulent or intentional misconduct by an executive officer that is uncovered and would determine the appropriate disciplinary action against the perpetrator.

Discipline would vary depending on the facts and circumstances, and may include (i) termination of employment, (ii) initiating an action for breach of fiduciary duty and (iii) if the misconduct resulted in a significant restatement of the company’s financial results, exercising any legal rights for reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Tax Implications of Executive Compensation

Section 162(m) of the Code provides a limit of $1 million on the remuneration that may be deducted by a public company in any year in respect of each of the CEO and the next four most highly compensated executive officers. There is an exception to this limitation for “performance-based compensation.” We have endeavored and will continue to endeavor to use this exception to Section 162(m) to maximize the deductibility of our compensation. However, in order to maintain flexibility in compensating executive officers and to attract needed leadership in exceptional circumstances, we have not adopted a policy that all compensation must be deductible. We believe that such a policy is not in the best interests of the company or its stockholders.

The employment agreements with Messrs. Greifeld and Knight include modified excise tax reimbursement provisions that entitle them to limited gross-up payments to reimburse them for any excise tax imposed under

Section 4999 of the Code that may be payable as well as any additional income and employment taxes resulting from such reimbursement. Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Section 280G of the Code disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent upon a change in control. In order to be considered an excess parachute payment, a payment as a result of a change in control must exceed three times the executive’s base amount, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount.

The change in control agreements with our other named executive officers do not provide for tax gross-ups and their agreements do not provide for reimbursements of any excise taxes that may be payable by the officer under Section 4999 in connection with the change in control of the company. Rather, the agreements provide that, if any payments or benefits to an executive would be subject to an excise tax under Section 4999, payments and/or benefits to the executive will be reduced or “cut back” so that no such excise tax will be due.

Compensation of the Chief Executive Officer—2007 Employment Agreement

Nasdaq and Mr. Greifeld entered into the amended and restated employment agreement as of January 1, 2007. The management compensation committee and the board of directors considered the following factors important in negotiating the amended and restated employment agreement:

•

Mr. Greifeld had significantly improved the performance of the company during his first four years as Nasdaq’s CEO and executed his responsibilities at a very high level, both tactically and strategically;

•	most of the incentives in Mr. Greifeld’s original employment agreement had either vested or would soon vest;

•

the continuity of leadership at the CEO level was important to continue building stockholder value and that, based on the strength of his performance, Mr. Greifeld should be retained for the next four years; and

•

the new employment agreement should emphasize long term pay-for-performance incentives, and recognize that in the global environment for stock exchanges, Nasdaq’s CEO should have proper incentives to evaluate all forms of mergers and acquisitions without associated disincentives.

In negotiating the terms of the new agreement, the management compensation committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”), a national compensation consulting firm, to provide compensation advice, and Shearman and Sterling LLP, as independent counsel to the committee, to advise on legal and corporate governance matters. With respect to the engagement, Cook & Co. was instructed by the management compensation committee to develop a fair and competitive compensation proposal for Mr. Greifeld’s continued employment as the company’s chief executive officer with the goal of motivating him to: (i) accept a renewal of his contract, (ii) remain open to merger and acquisition activity of all types, and (iii) increase shareholder value throughout the term of the contract. Cook & Co. also was asked by the management compensation committee to provide benchmarking information from a cross-section of comparable companies with respect to the individual elements of Mr. Greifeld’s compensation. Cook & Co. interviewed members of the management compensation committee, the chairman of the Nasdaq board and Mr. Greifeld individually to gather input in developing a proposal.

Cook & Co. advised, and the management compensation committee and Mr. Greifeld agreed, that the terms of the original employment agreement were sufficient in most respects (base salary, benefits and short-term incentives) and should be amended rather than replaced with respect to those terms. With respect to long-term incentive compensation, the committee believed that a high percentage of equity compensation should be “at risk” through stock options and other equity grants that have no value unless Nasdaq’s stock price is above the exercise price after the options vest or Nasdaq meets other performance requirements for the award.

The terms of the amended and restated employment agreement with Mr. Greifeld, as approved by the committee, are substantially similar to the terms of his prior employment agreement, except that, under the amended and restated agreement, Mr. Greifeld’s PSUs and stock options would continue to vest for a longer period of time and the period in which he could exercise vested awards would be extended in certain termination scenarios. By extending the vesting for these awards, the committee intended to align the interests of shareholders with those of Mr. Greifeld for a longer period of time and provide incentives to Mr. Greifeld to continue to build shareholder value through and beyond the date of any termination. The amended and restated agreement also increased the amounts that Mr. Greifeld will receive if his employment is terminated following a change in control of the company.

In connection with the amended and restated employment agreement, Mr. Greifeld received two forms of equity award. First, he received a stock option grant for 960,000 shares of Nasdaq’s common stock. This option has a 10-year term and an exercise price of $35.92 per share, which is equal to the closing price of Nasdaq’s common stock on the date of grant, December 13, 2006. The option vests over a six-year period. The management compensation committee determined that it was appropriate to “front load” this option grant (that is, provide a single larger one-time grant rather than a series of smaller annual grants over several years) because front loading at the start of the employment term eliminates incentives for the CEO to influence the timing of potential value-creating events based on the grant schedule.

Second, Mr. Greifeld will be granted 80,000 PSUs annually for four years. Each annual grant will be subject to continued employment and a three-year performance period. For example, the 80,000 units granted in 2007 are subject to a performance period from January 2007 until December 2009 and the 80,000 units granted in 2008 are subject to a performance period from January 2008 to December 2010. At the end of the performance period, Mr. Greifeld may earn from 0% to 150% of the 80,000 shares granted, depending upon the attainment of goals established by the management compensation committee. The management compensation committee determined to use PSUs, where economic value is forfeited if Nasdaq does not meet the performance goals set by the committee, in order to further encourage long-term performance and to secure favorable tax treatment for the award.

The PSU awards were conditioned upon and subject to approval by Nasdaq’s stockholders of performance-related criteria and related amendments to the Equity Plan, which, among other things, secured the tax deductibility of payments made pursuant to the grant of performance share units under Section 162(m) of the Code. Such approval was sought and obtained at the 2007 annual meeting.

As Nasdaq’s CEO, Mr. Greifeld’s total compensation is significantly higher than that of the company’s other executives, reflecting the greater responsibility of his position, the significant impact of his performance on Nasdaq as a whole, and the greater emphasis on longer-term pay-for-performance incentives in his compensation package. In addition, Mr. Greifeld serves as the company’s chief spokesperson and has more visibility than any other executive. The management compensation committee does not use a specific multiple or formula to compare Mr. Greifeld’s total compensation to the compensation of Nasdaq’s other executives, as the committee’s decisions about his compensation are entirely based on his individual performance and the level of his responsibilities.

For a further description of the key terms of Mr. Greifeld’s amended and restated employment agreement, see “Executive Compensation—Employment Agreements.”

Management Compensation Committee Report

The management compensation committee reviewed and discussed the Compensation Discussion and Analysis with our management. After such discussions, the committee recommended to the Nasdaq board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Nasdaq’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2008 (the Form 10-K).

The Management Compensation Committee

Michael Casey, Chairman

Lon Gorman

Glenn H. Hutchins

Birgitta Kantola

Michael R. Splinter

Deborah Wince-Smith

Management Compensation Committee Interlocks and Insider Participation

None of the members of the management compensation committee is an executive officer, employee or former officer of NASDAQ OMX. With the exception of Mr. Greifeld, none of NASDAQ OMX’s executive officers serves as a current member of the NASDAQ OMX board and none of NASDAQ OMX’s executive officers serves as a director or a member of the compensation committee of any entity that has one or more executive officers serving on the management compensation committee. Robert Greifeld, our Chief Executive Officer, serves on the nomination and remuneration committee of the board of directors of DIFX. Soud Ba’alawy and Essa Kazim, two of our directors, are officers of DIFX. Otherwise, none of NASDAQ OMX’s executive officers serves as a member of the compensation committee of another entity, one of whose executive officers serves as a current member of the NASDAQ OMX board. One of the members of NASDAQ OMX’s management compensation committee, Glenn H. Hutchins, is a Co-Founder and Co-Chief Executive of Silver Lake. For information on transactions with Borse Dubai, DIFX and Silver Lake, see “Certain Relationships and Related Transactions.”

DIRECTOR COMPENSATION

Overview of Director Compensation

Annual non-employee director compensation is based upon a compensation year beginning and ending in May. Employee directors do not receive compensation for serving on the board of directors. On April 16, 2008, the management compensation committee approved modifications to the board compensation policy to ensure that our board compensation remains competitive. The modifications will become effective on May 21, 2008. The following table shows compensation for non-employee directors from May 2007 through May 2008 as compared to May 2008 through May 2009.

Item	May 2007 – May 2008		May 2008 – May 2009
Annual retainer for board members (other than the chairman and deputy chairman)	$50,000		$75,000
Annual retainer for board chairman	$100,000		$125,000
Annual retainer for board deputy chairman	—	(1)	$95,000
Annual equity award for all board members (face value)	$50,000		$75,000
Annual committee chair compensation (other than audit)	$15,000		$15,000
Annual audit committee chair compensation	$15,000		$25,000
Annual audit committee member compensation	$5,000		$5,000
Board meeting attendance fee (per meeting)	$1,000		$1,000
Committee meeting attendance fee (per meeting)	$500		$1,000

(1)	The board of directors did not have a deputy chairman until the consummation of Nasdaq’s combination with OMX. From March 2008 through May 2008, the deputy chairman received the same retainer as the other board members (except the chairman).

Each non-employee director may elect to receive the annual retainer in cash, payable in equal quarterly installments, shares of restricted stock or a combination of one-half in cash and one-half in shares of restricted stock. The annual equity award and any restricted shares elected as part of the annual board retainer are awarded automatically on the date of the annual meeting immediately following election and appointment to the board and vest in full two years from the date of grant. The number of shares of restricted stock to be awarded is calculated based on the closing market price of our common stock on the date of grant. Unvested shares are forfeited in certain circumstances upon termination of the director’s service on the board of directors.

The payments to committee chairs and members of the audit committee are made in cash in a lump sum in conjunction with our annual meeting of stockholders. Board and committee meeting fees are paid in arrears on a quarterly basis. Non-employee directors do not receive retirement, health or life insurance benefits. NASDAQ OMX does provide director and officer liability insurance, as well as accidental death and dismemberment and travel insurance for non-employee directors traveling on behalf of NASDAQ OMX.

Under our corporate governance guidelines, non-employee directors have four years after May 2007, or their election to the board, to obtain a minimum ownership level of $100,000 in NASDAQ OMX stock. All shares owned outright, unvested restricted stock and vested stock options are taken into consideration in determining compliance with these stock ownership guidelines. Each non-employee director must retain ownership of at least 50% of the shares he or she acquires as a non-employee director (including both those granted as an equity award and purchased in the open market) during their service as a non-employee director until his or her departure time from the board. Exceptions to this policy may be necessary or appropriate in individual situations and the board of directors may approve such exceptions from time to time.

Director Compensation Table

The table below summarizes the compensation paid by Nasdaq to the non-employee directors for services rendered during the fiscal year ended December 31, 2007.

2007 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
H. Furlong Baldwin	$171,000	$50,060	—	—	—	—	$221,060
Michael Casey	$88,000	$74,952	—	—	—	—	$162,952
Daniel B. Coleman(7)	$80,000	—	—	—	—	—	$80,000
Lon Gorman	$98,333	$24,892	—	—	—	—	$123,225
Patrick J. Healy(8)	$86,500	$84,792	—	—	—	—	$171,292
Glenn H. Hutchins	$88,500	$55,146	—	—	—	—	$143,646
Merit E. Janow(9)	$79,750	$44,865	—	—	—	—	$124,615
John D. Markese	$58,500	$95,239	—	—	—	—	$153,739
Thomas F. O’Neill	$87,500	$60,065	—	—	—	—	$147,565
James S. Riepe	$101,000	$55,092	—	—	—	—	$156,092
Arvind Sodhani(10)	$35,500	—	—	—	—	—	$35,500
Thomas G. Stemberg(11)	$91,500	$92,294	—	—	—	—	$183,794
Deborah L. Wince-Smith	$63,000	$87,712	—	—	—	—	$150,712

(1)	Robert Greifeld, the company’s Chief Executive Officer, is not included in this table as he is an employee of the company and thus receives no compensation for his service as a director. For information on the compensation received by Mr. Greifeld as an employee of the company, see “Compensation Discussion and Analysis” and “Executive Compensation.”

(2)	The differences in fees earned or paid largely reflect differences in the election to receive the annual board retainer in cash or shares of restricted stock. This election is made at the beginning of the board compensation year in May and applies throughout the year. The difference in fees earned or paid also reflects committee service, meeting attendance and time served on the board.

(3)	The amounts reported in this column reflect the dollar value of the stock awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share Based Payment” (FAS 123(R)), and thus include amounts from awards granted both in and prior to 2007. The assumptions used in the calculation of these amounts are included in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2007 included in the company’s annual report on Form 10-K filed on February 25, 2008. The differences in the amounts reported among non-employee directors largely reflect differences in length of service and the current-year and prior-year’s elections to receive a portion of the annual board retainer in shares of restricted stock.

(4)	On May 23, 2007, each non-employee director, other than Messrs. Coleman and Sodhani, received an award of 1,506 shares of restricted stock with a grant date fair value computed in accordance with FAS 123(R) of $49,984 .

(5)	The aggregate number of unvested and vested shares of restricted stock held by each non-employee director as of December 31, 2007 is shown in the following table.

Director	Number of Unvested Restricted Shares	Number of Vested Restricted Shares
H. Furlong Baldwin	3,098	13,698
Michael Casey	4,690	16,823
Daniel B. Coleman	0	0
Lon Gorman	3,098	5,612
Patrick J. Healy	0	3,098
Glenn H. Hutchins	3,098	3,032
Merit E. Janow	3,894	1,516
John D. Markese	6,196	9,927
Thomas F. O’Neill	3,894	1,516
James S. Riepe	3,098	3,021
Arvind Sodhani	0	0
Thomas G. Stemberg	0	12,765
Deborah L. Wince-Smith	6,196	1,516

For further information on our non-employee directors’ security ownership, see “Security Ownership of Certain Beneficial Owners and Management.”

(6)	All stock options held by non-employee directors were fully vested prior to January 1, 2007, and as such, no amount relating to these options was recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R). As of December 31, 2007, Messrs. Baldwin and Casey and Dr. Markese each held outstanding stock options for 5,000 shares of the company’s common stock.

(7)	Fees earned by Mr. Coleman were paid to UBS Securities, LLC, and he waived his right to receive the restricted stock award. Mr. Coleman resigned as a director of the company effective upon the consummation of Nasdaq’s combination with OMX on February 27, 2008. Mr. Coleman continues to serve as a director of NASDAQ OMX’s wholly owned subsidiary, The NASDAQ Stock Market LLC.

(8)	Fees earned by Mr. Healy were paid to Hellman & Friedman LLC. Mr. Healy resigned as a director of the company effective December 19, 2007. Mr. Healy’s unvested restricted stock awards vested immediately upon his resignation.

(9)	Ms. Janow resigned as a director of the company effective upon the consummation of Nasdaq’s combination with OMX on February 27, 2008. Ms. Janow continues to serve as a director of NASDAQ OMX’s wholly owned subsidiary, The NASDAQ Stock Market LLC.

(10)	Mr. Sodhani elected not to stand for reelection to the board of directors and any committees thereof at our 2007 annual meeting of stockholders, and therefore, his term as a director expired on May 23, 2007.

(11)	Mr. Stemberg resigned as a director of the company effective December 31, 2007. Mr. Stemberg’s unvested restricted stock awards vested immediately upon his resignation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation of each of the named executive officers for services rendered during the fiscal year ended December 31, 2007 and the fiscal year ended December 31, 2006.

2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)
Robert Greifeld	2007	$1,000,000	—	$1,217,977	$4,879,920	$3,800,000	$340,281	$111,312	(6)	$11,349,490
Chief Executive Officer	2006	$966,077	—	$745,995	$683,811	$3,800,000	$823,993	$38,313		$7,058,189

David P. Warren	2007	$425,000	—	$89,543	$211,115	$950,000	$183,408	$48,705	(7)	$1,907,771
Executive Vice President and Chief Financial Officer	2006	$400,000	—	$5,039	$193,297	$746,800	$339,414	$27,569		$1,712,119

Christopher R. Concannon	2007	$375,000	$138,000	$102,955	$261,973	$762,000	$39,867	$40,605	(8)	$1,720,400
Executive Vice President, Transaction Services U.S.	2006	$325,000	$60,000	$4,570	$299,023	$640,000	$115,657	$32,183		$1,476,433

Anna M. Ewing	2007	$375,000	$36,000	$815,432	$154,012	$714,000	$61,999	$44,810	(9)	$2,201,253
Executive Vice President, Global Software Development and Chief Information Officer	2006	$325,000	$2,000	$719,660	$122,225	$598,000	$130,943	$42,000		$1,939,828

Edward S. Knight	2007	$425,000	—	$89,543	$211,115	$950,000	$256,696	$51,700	(10)	$1,984,054
Executive Vice President, General Counsel and Chief Regulatory Officer

(1)	The amounts reported in this column reflect discretionary cash awards made to the named executive officers that are in addition to the incentive compensation amounts earned under the ECIP, which are reported in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The amounts reported in this column reflect the dollar amount of the stock awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and the fiscal year ended December 31, 2006, in accordance with FAS 123(R), and thus include amounts from awards granted both in and prior to 2007 and 2006. The assumptions used in the calculation of these amounts are included in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2007 included in the company’s annual report on Form 10-K filed on February 25, 2008. The amounts reported in this column reflect our accounting cost for these awards, and do not correspond to the actual economic value that will be received by the named executive officers from the awards.

(3)

The amounts reported in this column reflect the dollar amount of the stock option grants recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and the fiscal year ended December 31, 2006, in accordance with FAS 123(R), and thus include amounts from awards granted both in and prior to 2007 and 2006. The assumptions used in the calculation of these amounts are included in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2007 included the company’s annual report on Form 10-K filed on February 25, 2008. However, in accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. There were no forfeitures of option awards by any of the named executive officers in 2007 or 2006. The amounts reported in this column reflect our accounting cost for these options, and do not correspond to the actual economic value that will be received by the named executive officers from the options.

(4)	The amounts reported in this column reflect the cash awards made to the named executive officers under the ECIP, which is discussed in further detail under the heading “Compensation Discussion and Analysis.”

(5)	The amounts reported in this column reflect the actuarial increase in the present value of the named executive officers’ benefits under all pension plans established by Nasdaq. Assumptions used in calculating the amounts include a 5.75% discount rate as of December 31, 2006, a 6.00% discount rate as of December 1, 2007, retirement at age 62, which is the earliest age at which a participant may retire and receive unreduced benefits under the plans, and other assumptions used for financial reporting purposes under generally accepted accounting principles as described in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2007 included in the company’s annual report on Form 10-K filed on February 25, 2008. The named executive officers may not currently be entitled to receive benefits under the pension plans if such amounts are not vested. None of the named executive officers received above-market or preferential earnings on deferred compensation in either 2007 or 2006.

(6)	The amount reported includes: (a) the incremental cost of Mr. Greifeld’s personal use of a company car (including commutation) in an amount of $36,312 based on an allocation of the cost of the vehicle, driver, fuel, maintenance, insurance and parking (b) reimbursement for legal expenses in the amount of $50,000 in connection with the negotiation of Mr. Greifeld’s amended and restated employment agreement effective January 1, 2007, (c) the cost of an executive health exam in the amount of $500, (d) matching contributions to the Company’s 401(k) plan in the amount of $4,500, (e) a contribution to the Basic ERC in the amount of $4,500 and (f) a contribution to the Supplemental ERC in the amount of $15,500.

(7)	The amount reported includes: (a) the cost of financial planning services in the amount of $12,760, (b) a gross-up payment in the amount of $9,945 of the taxes incurred as a result of the receipt of the financial planning services, (c) matching contributions to the Company’s 401(k) plan in the amount of $9,000, (d) a contribution to the Basic ERC in the amount of $9,000 and (e) a contribution to the Supplemental ERC in the amount of $8,000.

(8)	The amount reported includes: (a) the cost of financial planning services in the amount of $12,760, (b) a gross-up payment in the amount of $9,945 of the taxes incurred as a result of the receipt of the financial planning services, (c) the cost of an executive health exam in the amount of $1,400, (d) matching contributions to the Company’s 401(k) plan in the amount of $9,000, (e) a contribution to the Basic ERC in the amount of $4,500 and (f) a contribution to the Supplemental ERC in the amount of $3,000.

(9)	The amount reported includes: (a) the cost of financial planning services in the amount of $11,695, (b) a gross-up payment in the amount of $9,115 of the taxes incurred as a result of the receipt of the financial planning services, (c) matching contributions to the Company’s 401(k) plan in the amount of $9,000, (d) a contribution to the Basic ERC in the amount of $9,000 and (f) a contribution to the Supplemental ERC in the amount of $6,000.

(10)	The amount reported includes: (a) the cost of financial planning services in the amount of $12,760, (b) a gross-up payment in the amount of $10,190 of the taxes incurred as a result of the receipt of the financial planning services, (c) the cost of an executive health exam in the amount of $2,750, (d) matching contributions to the Company’s 401(k) plan in the amount of $9,000, (e) a contribution to the Basic ERC in the amount of $9,000 and (f) a contribution to the Supplemental ERC in the amount of $8,000.

Employment Agreements

NASDAQ OMX currently has employment agreements with two of its named executive officers, Messrs. Greifeld and Knight.

Robert Greifeld

On December 13, 2006, Nasdaq’s board of directors approved the terms and conditions of an amended and restated employment agreement with Robert Greifeld, our Chief Executive Officer, effective as of January 1, 2007.

The agreement has an initial term ending on December 31, 2010. The agreement will automatically extend for one-year renewals thereafter unless either party, at least 180 days prior to the expiration of the initial term or a renewal period, gives notice of its intent not to extend the agreement.

The agreement provides for:

•	an annual base salary of not less than $1,000,000; and

•

annual incentive compensation that is targeted at 200% of base salary based on the achievement of one or more performance objectives established for such year by the management compensation committee of the board of directors after consultation with Mr. Greifeld.

Under the agreement, Mr. Greifeld will be granted 80,000 performance share units annually for four years beginning in 2007. Each annual award will be subject to a three-year performance cycle and will be payable only if Mr. Greifeld is still employed by the company at the end of the performance period. For example, the 80,000 unit award granted in 2007 will be subject to a performance cycle from January 2007 until December 2009. At the end of a performance period, Mr. Greifeld may earn from 0% to 150% of the 80,000 shares granted, depending upon the attainment of goals established by the management compensation committee.

Under the terms of his original employment agreement, which remain in place under the amended and restated agreement, Mr. Greifeld became fully vested in his retirement benefits under the SERP when he attained four years of service with the company on May 12, 2007.

The agreement contains restrictive covenants, including covenants requiring Mr. Greifeld to maintain the confidentiality of NASDAQ OMX’s proprietary information and to refrain from disparaging NASDAQ OMX. The agreement also prohibits Mr. Greifeld from soliciting NASDAQ OMX employees or rendering services for a competing entity for a period of two years following the date of termination of employment. To receive change of control payments and benefits under the agreement, Mr. Greifeld must execute a general release of claims against NASDAQ OMX. In addition, the change of control payments and benefits are generally subject to discontinuation in the event Mr. Greifeld breaches the restrictive covenants.

For further information about Mr. Greifeld’s amended and restated employment agreement, see “Executive Compensation—Potential Payments Upon Termination or Change-in-Control.”

Edward S. Knight

NASDAQ OMX also has an employment agreement with Edward S. Knight, our Executive Vice President, General Counsel and Chief Regulatory Officer. The term of Mr. Knight’s employment agreement commenced on December 30, 2000, continued for an initial term ending on December 31, 2003 and has been subsequently extended for five additional annual periods, with the current annual period continuing through 2008. Under the terms of the agreement, the agreement will automatically extend for further one-year periods unless either party, at least six months prior to the expiration of the renewal period, gives notice of its intent not to renew the agreement.

The agreement provides for:

•	an annual base salary at a rate not less than the rate of base salary in effect on December 30, 2000; and

•	for years after 2003, such incentive compensation for each calendar year during the term as the management compensation committee may award in its discretion.

Effective as of February 1, 2002, the agreement was amended to conform to the executive retention component of the CIP. Retained amounts from prior years were paid in 2004 in connection with the termination of the executive retention component and no future amounts will be retained.

Under the agreement, Mr. Knight became fully vested in his supplemental retirement benefits under the SERP upon the attainment of age 55 and his completion of five years of service. Under the terms of the agreement, Nasdaq paid Mr. Knight a stay pay bonus in 2003 equal to two times his then effective base salary.

For further information about Mr. Knight’s employment agreement, see “Executive Compensation—Potential Payments Upon Termination or Change-in-Control.”

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the plan-based awards granted to each of the named executive officers during the fiscal year ended December 31, 2007.

2007 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Robert Greifeld	02/21/2007	$0	$2,000,000	$3,800,000	(6)	—	—	—	—	—	—	—
Chief Executive Officer	05/23/2007	—	—	—		0	80,000	120,000	—	—	—	$2,655,200

David P. Warren	02/21/2007	$0	$500,000	$950,000		—	—	—	—	—	—	—
Executive Vice President and Chief Financial Officer	12/12/2007	—	—	—		0	7,162	10,743	—	—	—	$325,012
	12/12/2007	—	—	—		—	—	—	—	19,555	$45.38	$325,004

Christopher R. Concannon	02/21/2007	$0	$500,000	$950,000		—	—	—	—	—	—	—
Executive Vice President, Transaction Services U.S.	12/12/2007	—	—	—		0	11,018	16,527	—	—	—	$499,997
	12/12/2007	—	—	—		—	—	—	—	30,085	$45.38	$500,013

Anna M. Ewing	02/21/2007	$0	$500,000	$950,000		—	—	—	—	—	—	—
Executive Vice President, Global Software Development and Chief Information Officer	12/12/2007	—	—	—		0	8,264	12,396	—	—	—	$375,020
	12/12/2007	—	—	—		—	—	—	—	22,564	$45.38	$375,014

Edward S. Knight	02/21/2007	$0	$500,000	$950,000		—	—	—	—	—	—	—
Executive Vice President, General Counsel and Chief Regulatory Officer	12/12/2007	—	—	—		0	7,162	10,743	—	—	—	$325,012
	12/12/2007	—	—	—		—	—	—	—	19,555	$45.38	$325,004

(1)	The amounts reported in these columns represent the possible range of payments under the ECIP. For information about the amount actually earned by each named executive officer under the ECIP, see “Executive Compensation—Summary Compensation Table.” Amounts are considered earned in 2007 although they were not paid until 2008.

(2)	The amounts reported in these columns represent the possible range of performance share units that each named executive officer may receive under the Equity Plan, depending on the achievement of performance goals.

(3)	The amounts reported in this column reflect the number of shares of common stock underlying stock options granted to each named executive officer under the Equity Plan.

(4)	The amounts reported in this column represent the exercise price of the options reported in the previous column and are equal to the closing market price of our common stock on the date of grant.

(5)	The amounts reported in this column represent the grant date fair value of the full equity awards reported in the previous columns determined pursuant to FAS 123(R) based upon the assumptions discussed in footnote 12 to the company’s audited financial statements for the fiscal year ended December 31, 2007 included the Company’s annual report on Form 10-K filed on February 25, 2008.

(6)	Under the ECIP, the maximum award payable to any named executive officer for any plan year may not exceed the greater of $3 million or 3% of before-tax net income.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all equity awards held by each named executive officer as of December 31, 2007.

2007 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Robert Greifeld	700,000	—		—		$5.28	04/15/2013	—		—	—		—
Chief Executive	1,000,000	—		—		$6.30	06/11/2013	—		—	—		—
Officer	80,000	880,000	(1)	—		$35.92	12/13/2016	—		—	—		—
	—	—		—		—	—	34,000	(5)	$1,682,660	—		—
	—	—		—		—	—	—		—	120,000	(9)	$5,938,800

David P. Warren	55,700	—		—		$13.00	02/14/2011	—		—	—		—
Executive Vice	44,300	—		—		$10.25	10/04/2011	—		—	—		—
President and	75,000	—		—		$9.15	02/18/2014	—		—	—		—
Chief Financial	—	150,000	(2)	—		$7.35	11/15/2014	—		—	—		—
Officer	—	28,801	(3)	—		$35.92	12/13/2016	—		—	—		—
	—	—		19,555	(4)	$45.38	12/12/2017	—		—	—		—
	—	—		—		—	—	9,615	(6)	$475,846	—		—
	—	—		—		—	—	—		—	7,162	(10)	$354,447

Christopher R. Concannon	90,000	—		—		$6.30	06/11/2013	—		—	—		—
Executive Vice	100,000	—		—		$9.15	02/18/2014	—		—	—		—
President,	—	200,000	(2)	—		$7.35	11/15/2014	—		—	—		—
Transaction	—	32,558	(3)	—		$35.92	12/13/2016	—		—	—		—
Services U.S.	—	—		30,085	(4)	$45.38	12/12/2017	—		—	—		—
	—	—		—		—	—	10,870	(6)	$537,956	—		—
	—	—		—		—	—	—		—	11,018	(10)	$545,281

Anna M. Ewing	—	50,000	(2)	—		$7.35	11/15/2014	—		—	—		—
Executive Vice	—	32,558	(3)	—		$35.92	12/13/2016	—		—	—		—
President,	—	—		22,564	(4)	$45.38	12/12/2017	—		—	—		—
Global	—	—		—		—	—	10,870	(6)	$537,956	—		—
Software	—	—		—		—	—	35,000	(7)	$1,732,150	—		—
Development	—	—		—		—	—	16,668	(8)	$824,899	—		—
and Chief	—	—		—		—	—	—		—	8,264	(10)	$408,985
Information
Officer

Edward S. Knight	7,200	—		—		$13.00	02/14/2011	—		—	—		—
Executive Vice	75,000	—		—		$9.15	02/18/2014	—		—	—		—
President,	—	150,000	(2)	—		$7.35	11/15/2014	—		—	—		—
General	—	28,801	(3)	—		$35.92	12/13/2016	—		—	—		—
Counsel and	—	—		19,555	(4)	$45.38	12/12/2017	—		—	—		—
Chief	—	—		—		—	—	9,615	(6)	$475,846	—		—
Regulatory	—	—		—		—	—	—		—	7,162	(10)	$354,447
Officer

(1)	This unexercisable stock option vests as follows: 160,000 shares will vest on December 13, 2008; 240,000 shares will vest on December 13, 2009; 240,000 shares will vest on December 13, 2010; 160,000 shares will vest on December 13, 2011; and 80,000 shares will vest on December 13, 2012.

(2)	These unexercisable stock options vested as to 50% of the underlying option shares on January 15, 2008 and will vest as to the remaining 50% on January 15, 2009.

(3)	These unexercisable stock options vest as to 50% on December 13, 2009 and as to 50% on December 13, 2010.

(4)	These unexercisable stock options vest on December 12, 2011, subject to accelerated vesting on December 12, 2010, or extension of vesting until December 12, 2012, depending on the achievement of performance goals.

(5)	These restricted stock awards vest on May 12, 2008.

(6)	These restricted stock awards vest as to 50% on December 13, 2009 and as to 50% on December 13, 2010.

(7)	This restricted stock vested on January 25, 2008.

(8)	This restricted stock vests on December 14, 2008.

(9)	This performance share unit award is subject to a three-year performance period ending on December 31, 2009. The amount reported is the maximum amount, although the actual number of shares awarded could range from 0% to 150% of the target amount of 80,000 shares, depending on the level of achievement of certain specified performance goals. Based on the achievement of performance goals to date, we consider it more likely than not that Mr. Greifeld will receive the maximum amount of shares available under this performance award.

(10)	These performance share unit awards are subject to a one-year performance period ending on December 31, 2008 and will vest three years after the end of the performance period on December 31, 2011. The amounts reported in the table are the target amounts, and the actual number of shares awarded could range from 0% to 150% of the target amount, depending on the level of achievement of certain specified performance goals. We have not drawn any conclusions about the amount of shares these executives are likely to receive under these performance awards based on the achievement of performance goals to date.

Option Exercises and Stock Vested

The following table includes certain information with respect to the options exercised by and restricted stock awards that vested for the named executive officers during the fiscal year ended December 31, 2007.

2007 Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert Greifeld Chief Executive Officer	—	—	67,000	$2,130,600

David P. Warren Executive Vice President and Chief Financial Officer	—	—	—	—

Christopher R. Concannon Executive Vice President, Transaction Services U.S.	30,000	$797,012	—	—

Anna M. Ewing Executive Vice President, Global Software Development and Chief Information Officer	80,000	$2,182,498	16,666	$779,136

Edward S. Knight Executive Vice President, General Counsel and Chief Regulatory Officer	—	—	—	—

(1)	Amounts are calculated by multiplying the number of shares received upon exercise by the difference between the closing market price of our common stock on the date of exercise and the exercise price of the option.

(2)	Amounts are calculated by multiplying the number of shares of restricted stock that vested by the closing market price of our common stock on the vesting date.

Pension Benefits

NASDAQ OMX’s retirement plans are part of our overall compensation and benefits package. The management compensation committee considers appropriate retirement savings options to be a critical component of its package to retain employees at all levels. Nasdaq provides both tax-qualified and non-qualified savings, retirement and pension plans for eligible employees, including its executives. In 2007, approximately 95% of our employees, including all of the named executive officers, participated in a tax-qualified Section 401(k) savings plan (401(k) Plan). Nasdaq matches employee contributions to this plan during the year up to 4% of base salary.

In addition, Nasdaq maintained a tax-qualified defined benefit pension plan (Pension Plan) open to executives on the same terms as other employees and a non-qualified supplemental executive retirement plan (SERP). The SERP was designed to provide supplemental retirement income to our executives and their beneficiaries. Effective May 1, 2007, the SERP and the Pension Plan were fully frozen (“hard freeze”) for all employees, and new retirement benefits were implemented on July 1, 2007. As a result, the named executive officers accrued SERP and Pension Plan benefits through April 30, 2007. Then, as of that date, the plan participants no longer accrue additional benefits from future salary earnings and years of service with Nasdaq. However, participants continue to receive credit for future service for vesting of the frozen accrued benefit and for eligibility for an early retirement subsidy that existed under the Pension Plan.

The first part of the new retirement benefits, based on the existing 401(k) Plan, is available to all employees, including the named executive officers, on the same terms. Under the plan, Nasdaq:

•	continues to match an employee’s contributions to the 401(k) Plan up to 4% of base salary;

•	makes new tax-qualified contributions to the 401(k) Plan, called the Basic Employer Retirement Contributions (Basic ERC), within specified guidelines based on years of service; and

•	makes additional tax-qualified contributions, called Enhanced Employer Retirement Contributions (Enhanced ERC), for employees age 45 or older with at least 10 years of service as of December 31, 2006.

The second part of Nasdaq’s new retirement program is a new non-qualified plan called Supplemental Employer Retirement Contributions (Supplemental ERC). The Supplemental ERC is available to officers and non-officers whose base salaries exceed the Internal Revenue Service (IRS) Compensation Limit of $225,000 (for 2007) or whose total employee and Nasdaq contributions to qualified plans exceed the IRS total annual contribution limit, generally $45,000 (for 2007). Employees whose base salaries exceed these IRS limits, which include the named executive officers, receive employer contributions that address shortfalls through the Supplemental ERC rather than through the Basic and Enhanced ERC so that these employees receive the full Basic and Enhanced ERC amounts that they would have been entitled to but for the IRS limits.

We believe that the new retirement benefits are closely aligned with Nasdaq’s overall compensation and benefits philosophy: motivating executives and other employees to contribute to Nasdaq’s success, making the company more competitive and limiting costs and potential financial liabilities associated with the Pension Plan and the SERP. Nasdaq’s contributions to the Basic ERC, Enhanced ERC and Supplemental ERC will depend upon Nasdaq achieving corporate financial goals that may be set each year by the management compensation committee. For 2007, these mirrored the operating income (pre-tax run rate) financial measure used for the ECIP. This structure better ties retirement benefits to Nasdaq’s performance than the prior retirement plans, which were based solely on age, salary and length of service. For 2007, Nasdaq paid out a 100% benefit under the various ERCs because the company exceeded the financial goal. The new ERC benefits also provide employees with a competitive and simple method to calculate benefits with more flexibility and individual control. Employees may direct investment of Basic ERC and Enhanced ERC contributions among the various mutual funds available through our 401(k) Plan. Unlike the Pension Plan and SERP, the ERC benefits allow for immediate vesting.

The table below shows the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Pension Plan and the SERP as of December 31, 2007.

2007 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Robert Greifeld Chief Executive Officer	Pension Plan SERP	4.67 4.67	$ $	75,720 2,586,590	— —

David P. Warren Executive Vice President and Chief Financial Officer	Pension Plan SERP	7.00 7.00	$ $	146,323 1,438,800	— —

Christopher R. Concannon Executive Vice President, Transaction Services U.S	Pension Plan SERP	4.67 4.67	$ $	40,752 350,396	— —

Anna M. Ewing Executive Vice President, Global Software Development and Chief Information Officer	Pension Plan SERP	7.25 7.25	$ $	101,130 366,552	— —

Edward S. Knight Executive Vice President, General Counsel and Chief Regulatory Officer	Pension Plan SERP	8.50 8.50	$ $	220,980 2,190,316	— —

(1)	The amounts reported comprise the actuarial present value of the named executive officer’s accumulated benefit under the Pension Plan and SERP as of December 31, 2007. Assumptions used in calculating the amounts include a 6.00% discount rate as of December 31, 2007, retirement at age 62, which is the earliest age at which a participant may retire and receive unreduced benefits under the plans, and other assumptions used for financial reporting purposes under generally accepted accounting principles as described in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s annual report on Form 10-K filed on February 25, 2008.

Generally, participants in the Pension Plan become vested in retirement benefits under the plan after five years of service from the participant’s date of hire. As of December 31, 2007, Mr. Greifeld and Mr. Concannon were not vested in benefits payable under the Pension Plan. Participants in the SERP generally become vested in retirement benefits under the SERP after reaching age 55 and completing 10 years of service. Under the provisions of their employment agreements described above, Messrs. Greifeld and Knight are vested in benefits payable under the SERP. None of the other named executive officers are vested in benefits payable under the SERP as of December 31, 2007.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

As of December 31, 2007, the only nonqualified defined contribution plan in which our named executive officers participated was the Supplemental ERC. Since Nasdaq did not make initial contributions to this plan until February 2008, we do not have any contributions, earnings, withdrawals/distributions or balances to report for this plan for the fiscal year ended December 31, 2007.

Potential Payments upon Termination or Change-in-Control

Change in Control Agreements

Messrs. Greifeld’s and Knight’s employment agreements provide for enhanced payments and benefits upon a change of control of the company. In addition, we have entered into letter agreements with the other named executive officers providing enhanced payments and benefits to them if their employment is terminated in connection with a change in control of the company.

Under Mr. Greifeld’s amended and restated employment agreement and the agreements of the other named executives (other than Mr. Knight), a change in control generally consists of the first to occur of the following:

•	an acquisition of more than 50% of the company’s voting securities (except in limited circumstances);

•	the current board of directors (and their approved successors) ceases to constitute a majority of the company’s board;

•

the consummation of a merger, consolidation or reorganization, unless (1) the company’s voting securities prior to the transaction continue to represent more than 50% of the voting securities of the surviving entity (either by remaining outstanding or being converted into voting securities of the surviving entity) or (2) no person directly or indirectly acquires more than 50% of the company’s then outstanding voting securities (other than acquisitions directly from the company); or

•	the complete liquidation of the company or the sale by the company of all or substantially all of its assets.

We also have provisions in our Equity Plan that provide for the accelerated vesting of outstanding unvested equity awards in the event of a change in control of the company.

Robert Greifeld

Under Mr. Greifeld’s amended and restated employment agreement, if his employment is terminated within two years after a change in control either by the company without cause or by Mr. Greifeld for good reason, he will be entitled to a severance payments consisting of:

•	one year’s annual base salary and annual incentive award;

•	a pro rata portion of his target annual incentive award for the calendar year in which his termination occurs;

•	SERP benefits as if he were fully vested in the SERP;

•	continued health coverage for the lesser of 24 months or until the date he secures subsequent employment with medical and dental coverage; and

•	continued life insurance and accidental death and dismemberment insurance benefits for 24 months following termination.

Mr. Greifeld also would be entitled to receive a modified excise tax reimbursement and gross up limited to 300% of one year’s annual base salary and annual incentive award. If his severance payment is less than 330% of the base amount as defined in Section 280G of the Code, the severance payments would be reduced to an amount that would not trigger tax.

Mr. Greifeld’s right to these amounts is subject to his compliance with restrictive covenants, including ones that require him to maintain the confidentiality of the company’s proprietary information and to refrain from disparaging the company. The agreement also prohibits Mr. Greifeld from soliciting the company’s employees or rendering services for a competing entity for a period of two years following the date of termination. To receive the payments and benefits specified under the agreement, Mr. Greifeld must execute a general release of claims against the company. In addition, the change of control payments and benefits generally are subject to discontinuation in the event Mr. Greifeld breaches the restrictive covenants.

Edward S. Knight

Under Mr. Knight’s employment agreement, if his employment is terminated by NASDAQ OMX without cause or if Mr. Knight terminates his employment for good reason, whether or not associated with a change in control, Nasdaq is obligated to make certain payments to him. For detailed information on these payments, see “Payments upon Termination (other than for Cause or Change in Control)—Edward S. Knight” below. “Good reason” as defined under Mr. Knight’s employment agreement includes (i) a reduction in his position, duties or authority or (ii) the company failing to secure the agreement of any successor entity that he shall continue in his position without a reduction in position, duties or authority.

The agreement also provides that if Mr. Knight becomes subject to any “golden parachute” excise tax, Nasdaq is obligated to make additional payments to Mr. Knight to offset the effect of such tax.

Other Named Executive Officers

Under the change of control agreements with the named executive officers (other than Messrs. Greifeld and Knight), if the executive’s employment is terminated by the company without cause or the executive resigns for good reason, either (x) during the 180 day period immediately prior to a change in control (if the executive can reasonably demonstrate that the termination or good reason event was at the request of a third party that effects a change in control of the company) or (y) during one year after the change in control, then he or she is entitled to the following payments and benefits from the company:

•	cash severance pay equal to 24 months of base salary plus 100% of the annual incentive bonus for the year in which termination occurs;

•

continued medical and dental benefits until the earlier of (1) termination of the executive’s COBRA continuation period; (2) 24 months following termination; or (3) the date the executive secures subsequent employment with comparable medical and dental coverage;

•	continued life insurance and accidental death and dismemberment insurance benefits for 24 months following termination; and

•	outplacement services for a period of 12 months following termination or, if earlier, until the executive’s first acceptance of an employment offer.

An executive is not entitled to benefits under the agreements if his or her termination is on account of death or disability.

In addition, the agreements do not provide for indemnification of any “golden parachute” excise taxes that may be payable by an executive under Section 4999 of the Code in connection with the change in control. Rather, the agreements provide, if any payments or benefits to an executive would be subject to a golden parachute excise tax under Section 4999, payments and/or benefits to the executive will be reduced or “cut back” so that no such golden parachute excise tax will be due.

The agreements contain restrictive covenants, including requiring the executive to maintain the confidentiality of the company’s proprietary information and to refrain from disparaging the company. The agreements also prohibit the executive from soliciting the company’s employees or rendering services for a competing entity for a period of one year following termination in connection with a change in control. To receive severance benefits under the agreements, the executive must execute a general release of claims against the company. In addition, payments and benefits under the agreements are generally subject to discontinuation in the event an executive breaches the restrictive covenants.

Equity Plan

Messrs. Greifeld’s and Knight’s employment agreement and the change in control agreements of the other named executive officers do not change the terms of the executive’s outstanding equity awards, which continue to be governed by the Equity Plan and the relevant award arrangements. Under the Equity Plan, if an employee, including a named executive officer, is terminated by the company other than for cause within a one year period after a change in control of the company, all outstanding unvested stock option and restricted stock awards will vest immediately upon termination.

Payments upon Termination (other than for Cause or Change in Control)

Robert Greifeld

Under Mr. Greifeld’s amended and restated employment agreement, if his employment is terminated without cause by the company, or for good reason by Mr. Greifeld, he will be entitled to:

•	one year’s annual base salary and annual incentive bonus;

•	SERP benefits as if he were fully vested in the SERP; and

•	continued health coverage for the lesser of 24 months or until coverage begins under the health plan of a subsequent employer.

In addition, Mr. Greifeld’s vested options would remain exercisable for 36 months, his unvested options would continue to vest for 30 months subject to restrictive covenants and any performance share units would continue to vest subject to the attainment of performance goals and restrictive covenants.

Edward S. Knight

Under Mr. Knight’s employment agreement, if his employment is terminated by Nasdaq without cause or if Mr. Knight terminates his employment for good reason, Nasdaq is obligated to pay to Mr. Knight a pro rata portion of the incentive compensation for the year of termination, and a lump sum cash payment equivalent to continuation of base salary and incentive compensation, if any, until the later of (x) the end of the term of the agreement or (y) 24 months following the date of such termination of employment. Nasdaq will also continue to provide Mr. Knight with health coverage at its expense for such period.

In the event that Mr. Knight terminates his employment without good reason, he shall be entitled to his salary through the date of termination and shall have no further rights to any compensation or any other benefits under the agreement.

In addition, Mr. Knight has agreed to be subject to certain post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Other Named Executive Officers

Other than Messrs. Greifeld and Knight, none of the other named executive officers has an employment agreement providing for severance payments in the event of termination of employment other than the change in control agreements. According to predetermined guidelines applicable to the named executive officers regarding post-termination payments in the event of a reduction-in-force or other involuntary termination of employment (other than a “for cause” termination or a change in control), the executives would receive 15 months of salary continuation payable in a lump sum, continued health benefits for 12 months or until coverage begins under the health plan of a subsequent employer and up to nine months of outplacement services. Any severance payments would be made subject to the approval of, and at the sole discretion of, the management compensation committee.

Under the ECIP, in the event a named executive officer’s employment is terminated for any reason other than death, disability or retirement, the executive’s right to a non-equity incentive award for the calendar year of termination is forfeited. The management compensation committee, in its sole discretion, may pay a pro rata non-equity incentive compensation award to the executive for the calendar year of termination.

In addition, upon termination, the named executive officers would receive the benefits that they would be entitled to under the company’s Pension Plan and SERP to the extent that they are vested in these plans.

Payments upon Death, Disability or Retirement

On termination of employment because of death or disability, the named executive officers receive payments pursuant to life insurance or disability insurance purchased by the executive and available to employees generally. Under the ECIP, the named executive officer would be entitled to a pro rata portion of his or her non-equity incentive compensation award. Under the company stock option and restricted stock award agreements, all options or stock awards that would have vested as of one year from the date of death or disability will immediately vest and all vested options may be exercised until the sooner of one year or the expiration date.

Upon retirement, the named executive officers receive the benefits that they would be entitled to under the company’s Pension Plan and SERP to the extent that they are vested in these plans. Under the Equity Plan, all stock options or stock awards that would have vested as of one year from the date of retirement will immediately vest and all vested options may be exercised until the earlier of one year or the expiration date.

Estimated Change of Control or Termination Payments and Benefits at the End of 2007

The tables below reflect the payments and benefits payable to each of the named executive officers in the event of a termination of the executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2007, given the executive’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the named executive officers in each situation. The actual amounts to be paid out can only be determined at the time of an executive’s actual separation from the company. Factors that could affect the nature and amount of the amounts paid on termination of employment, among others, include the timing of the event, compensation level, the market price of the company’s common stock and the executive’s age.

The value of the accelerated vesting of outstanding equity awards is the intrinsic value of those awards (the value based upon the market price of the company’s common stock on December 31, 2007, reduced in the case of options, by the option exercise price). In the case of performance share unit awards, the number of shares with accelerated vesting is assumed to be at the target level. The amounts reported for Pension Plan and SERP benefits represent the actuarial present value of the named executive officer’s accumulated benefit under the Pension Plan and SERP as of December 31, 2007. Assumptions used in calculating the amounts include a 5.75% discount rate as of December 31, 2006, a 6.00% discount rate as of December 1, 2007, retirement at age 62, which is the earliest age at which a participant may retire and receive unreduced benefits under the plans, and other assumptions used for financial reporting purposes under generally accepted accounting principles as described in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s annual report on Form 10-K filed on February 25, 2008. None of the named executive officers was eligible to retire as of December 31, 2007.

Robert Greifeld	Involuntary w/o Cause or Voluntary for Good Reason	For Cause or Voluntary Without Good Reason	Death or Disability	Change in Control
Severance	$4,766,077	$0	$0	$6,766,077
Non-Equity Incentive Compensation	$3,800,000	$3,800,000	$3,800,000	$0
Stock Option Vesting	Vesting continues for 30 months	$0	$2,171,200	$11,941,600
Restricted Stock Vesting	$1,682,660	$0	$1,682,660	$1,682,660
Performance Share Unit Vesting	Vesting continues until period end	$0	Vesting continues until period end	$0
Supplemental Retirement Plan	$2,586,590	$0	$0	$2,586,590
Health & Welfare Benefits	$12,882	$0	$0	$25,793
Outplacement Services	$0	$0	$0	$0
Excise Tax and Gross Up	$0	$0	$0	$0
Total	$12,848,209	$3,800,000	$7,653,860	$23,002,720

David P. Warren	Voluntary Termination	Involuntary For Cause	Involuntary Not For Cause	Death or Disability	Change in Control
Severance	$0	$0	$531,250	$0	$850,000
Non-Equity Incentive Compensation	$0	$0	$950,000	$950,000	$1,450,000
Stock Option Vesting	$0	$0	$0	$3,160,500	$6,792,201
Restricted Stock Vesting	$0	$0	$0	$0	$475,846
Performance Share Unit Vesting	$0	$0	$0	$354,447	$0
Pension Plan	$146,323	$146,323	$146,323	$146,323	$146,323
Health & Welfare Benefits	$0	$0	$13,131	$0	$24,450
Outplacement Services	$0	$0	$22,500	$0	$30,000
Total	$146,323	$146,323	$1,663,204	$4,611,270	$9,768,820

Christopher R. Concannon	Voluntary Termination	Involuntary For Cause	Involuntary Not For Cause	Death or Disability	Change in Control
Severance	$0	$0	$468,750	$0	$750,000
Non-Equity Incentive Compensation	$0	$0	$900,000	$900,000	$1,400,000
Stock Option Vesting	$0	$0	$0	$4,214,000	$8,551,649
Restricted Stock Vesting	$0	$0	$0	$0	$537,956
Performance Share Unit Vesting	$0	$0	$0	$545,281	$0
Health & Welfare Benefits	$0	$0	$10,178	$0	$31,344
Outplacement Services	$0	$0	$22,500	$0	$30,000
Total	$0	$0	$1,401,428	$5,659,281	$11,300,949

Anna M. Ewing	Voluntary Termination	Involuntary For Cause	Involuntary Not For Cause	Death or Disability	Change in Control
Severance	$0	$0	$468,750	$0	$750,000
Non-Equity Incentive Compensation	$0	$0	$750,000	$750,000	$1,250,000
Stock Option Vesting	$0	$0	$0	$1,053,500	$2,641,550
Restricted Stock Vesting	$0	$0	$0	$2,557,049	$3,095,005
Performance Share Unit Vesting	$0	$0	$0	$408,985	$0
Pension Plan	$101,130	$101,130	$101,130	$101,130	$101,130
Health & Welfare Benefits	$0	$0	$0	$0	$3,556
Outplacement Services	$0	$0	$22,500	$0	$30,000
Total	$101,130	$101,130	$1,342,380	$4,870,664	$7,871,241

Edward S. Knight	Involuntary Not for Cause or Voluntary Termination for Good Reason	Involuntary For Cause	Voluntary Not For Good Reason	Death or Disability	Change in Control
Severance	$1,850,000	$0	$0	$0	$1,850,000
Non-Equity Incentive Compensation	$950,000	$0	$950,000	$950,000	$950,000
Stock Option Vesting	$0	$0	$0	$3,160,500	$6,792,201
Restricted Stock Vesting	$0	$0	$0	$0	$475,846
Performance Share Unit Vesting	$0	$0	$0	$354,447	$0
Pension Plan	$220,980	$220,980	$220,980	$220,980	$220,980
Supplemental Retirement Plan	$2,190,316	$2,190,316	$2,190,316	$2,190,316	$2,190,316
Health & Welfare Benefits	$26,263	$0	$0	$0	$26,263
Outplacement Services	$0	$0	$0	$0	$0
Excise Tax and Gross Up	$0	$0	$0	$0	$0
Total	$5,237,559	$2,411,296	$3,361,296	$6,876,243	$12,505,606

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and regulations of the SEC thereunder require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities collectively, to file reports of initial ownership and changes in ownership with the SEC. Based solely on our review of copies of such forms received by NASDAQ OMX, or on written representations from reporting persons that no other reports were required for such persons, we believe that during 2007, our executive officers, directors and 10% stockholders complied with all of the Section 16(a) filing requirements, except that Bruce Aust filed one late Form 4 covering two separate transactions involving the exercise of options for shares of common stock and the subsequent sale of such shares of common stock. This late Form 4 was due to the failure by an outside vendor to notify the company of the transaction in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2007, the audit committee of our board of directors adopted a written policy regarding related party transactions. For purposes of the policy, a “related party” generally includes directors, director nominees, executive officers, greater than 5% stockholders, immediate family members of any of the foregoing, entities that are affiliated with any of the foregoing and our independent auditing firm. Under the policy, all transactions with related persons are subject to ongoing review and approval or ratification by the audit committee.

In determining whether to approve or ratify a related party transaction, the audit committee considers, among other things, the following factors:

•	whether the terms of the related party transaction are fair to NASDAQ OMX and whether such terms would be on the same basis if the transaction did not involve a related party;

•	whether there are business reasons for NASDAQ OMX to enter into the related party transaction;

•	whether the related party transaction would impair the independence of an outside director;

•	whether the related party transaction would present a conflict of interest for any director or executive officer of NASDAQ OMX, taking into account:

•	the size of the transaction;

•	the overall financial position of the director or executive officer;

•	the direct or indirect nature of the director’s or executive officer’s interest in the transaction;

•	the ongoing nature of any proposed relationship; and

•	any other factors deemed relevant;

•	whether the related party transaction is material, taking into account:

•	the importance of the interest to the related party;

•	the relationship of the related party to the transaction and of related parties to each other;

•	the dollar amount involved; and

•	the significance of the transaction to NASDAQ OMX investors in light of all the circumstances.

Under the policy, related party transactions that are conducted in the ordinary course of NASDAQ OMX’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to NASDAQ OMX’s employees on a broad basis are considered pre-approved by the audit committee.

The following section describes transactions since the beginning of the fiscal year ended December 31, 2007, in which NASDAQ OMX or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an executive officer or a security holder known to own more than five percent of our common stock had, or will have, a direct or indirect material interest. In accordance with our policy on related party transactions, all of the transactions discussed below, other than those that received pre-approval as discussed above, have been approved or ratified by the audit committee of our board of directors.

Hellman & Friedman

For most of 2007, our largest stockholder was H&F Investors IV, LLC (H&F), and Patrick J. Healy, a managing director of H&F, served on our board of directors. On November 8, 2007, H&F sold its entire stake in Nasdaq, consisting of 23,545,368 shares of our common stock, in a public offering. The shares sold consisted of shares issued through the conversion of convertible notes and the cashless exercise of warrants, as well as shares held outright by H&F. As part of the cashless exercise of warrants, H&F delivered to us 1,044,276 shares of our common stock. The exercise price of the warrants was $14.50, and, therefore, the value of the shares delivered to Nasdaq was approximately $15.1 million. Other than the shares delivered to us through the cashless exercise of warrants, Nasdaq did not receive any of the proceeds from the offering.

In addition, we have purchased web-based marketing services from an affiliate of DoubleClick, Inc., which is one of H&F’s portfolio companies, in the ordinary course of business. In the fiscal year ended December 31, 2007, we paid approximately $0.2 million for these services. Patrick J. Healy, who resigned from our board of directors on December 19, 2007, serves on DoubleClick’s board of directors.

Silver Lake Partners

As of December 31, 2007, affiliates of Silver Lake Partners held notes convertible into approximately 8,179,715 shares of our common stock, as well as warrants to purchase 1,523,325 shares of our common stock. Glenn H. Hutchins, one of our directors, is also a Co-Founder and Co-Chief Executive Officer of Silver Lake Partners. During the year ended December 31, 2007, we engaged in transactions with some of Silver Lake Partners’ portfolio companies.

Specifically, in December 2005, we acquired Instinet Group, Inc. and simultaneously sold its institutional brokerage business (Instinet) to an affiliate of Silver Lake. Silver Lake sold its interest in Instinet effective February 1, 2007. During the month ended January 31, 2007, we paid approximately $0.3 million to, and received approximately $0.5 million from, Instinet or its affiliates for trading, market data, software support and other fees in the ordinary course of business. During the fiscal year ended approximately December 31, 2007, we paid Instinet or its affiliates approximately $64.9 million for tax refunds that we had agreed to pay when we sold Instinet to Silver Lake.

SunGard Data Systems Inc. is another of Silver Lake’s portfolio companies. During the fiscal year ended December 31, 2007, we received payments of approximately $0.2 million from SunGard for market data and other fees in the ordinary course of business. We also paid approximately $5.2 million to SunGard or its affiliates during the fiscal year ended December 31, 2007 in connection with a contract under which SunGard provided on-line processing, software hosting and other services to one of our broker-dealer subsidiaries.

Borse Dubai and DIFX

On September 20, 2007, Nasdaq entered into an agreement with Borse Dubai pursuant to which Borse Dubai agreed to sell to Nasdaq all of the shares of OMX acquired by Borse Dubai through a public offer in Sweden or otherwise owned by Borse Dubai. Also on September 20, 2007, Nasdaq, Borse Dubai and DIFX entered into an agreement pursuant to which we would acquire a one-third interest in DIFX in exchange for $50.0 million (and a commitment to make future capital contributions of up to $25 million). On February 27, 2008, these transactions were completed and Nasdaq acquired 117,227,931 shares of OMX in exchange for SEK 11,678,630,352 in cash and 60,561,515 shares of our common stock, approximately 17.7 million of which were deposited into the Trust. On March 17, 2008, we acquired an additional 2,013,350 shares of OMX acquired by Borse Dubai after February 27, 2008, in exchange for SEK 533,537,750 in cash.

In connection with the consummation of the transactions described above, on February 27, 2008, we entered into a registration rights agreement with Borse Dubai and the Trust and a stockholders’ agreement with Borse Dubai. The registration rights agreement provides Borse Dubai and the Trust with certain registration rights for the shares of our common stock they hold. The stockholders’ agreement provides Borse Dubai with certain rights and obligates Borse Dubai to take (or refrain from taking) certain actions for so long as Borse Dubai is the holder of specified amounts of our common stock. Among other things, the stockholders’ agreement obligates us to nominate, and generally use best efforts to cause the election to the NASDAQ OMX board, of two individuals designated by Borse Dubai, subject to certain conditions. Soud Ba’alawy, who is the Vice Chairman of the board of Borse Dubai and the Chairman of the board of DIFX, and Essa Kazim, who is the Chairman of the board of Borse Dubai and a member of the board of DIFX, have been designated by Borse Dubai as its candidates.

Also on February 27, 2008, we entered into a stockholders’ agreement governing our ownership of one-third of DIFX. This agreement contains covenants and agreements customary for a minority investment of this nature, including the right to propose for nomination two directors for election to DIFX’s board of directors as long as NASDAQ OMX maintains at least one-half of its initial ownership interest in DIFX. Robert Greifeld, our Chief Executive Officer, currently serves as the Vice Chairman of DIFX’s board of directors, and Adena Friedman, our Executive Vice President—Corporate Strategy and Global Data Products, currently serves as a member of DIFX’s board of directors. We also entered into a trademark license agreement and a technology license and marketing agreement with DIFX governing, among other matters, DIFX’s ability to use certain of our marks and technology.

Other Transactions with Entities Affiliated with our Directors

Daniel B. Coleman, who resigned from our board of directors effective on the consummation of Nasdaq’s combination with OMX, is the Joint Global Head of Equities at UBS Securities LLC, a broker-dealer subsidiary of UBS AG. UBS AG or its affiliates engage in trading, investment banking and other commercial activities with us in the ordinary course of business. In the fiscal year ended December 31, 2007, we paid approximately $3.2 million to, and received approximately $25.6 million from, UBS AG or its affiliates for trading, market data and other fees. We also paid approximately $8.3 million to UBS AG or its affiliates for investment banking activities in connection with the sale of our stake in the London Stock Exchange Group plc.

Merit E. Janow, who resigned from our board of directors effective on the consummation of Nasdaq’s combination with OMX, is a Professor at Columbia University’s School of International Trade and Public Affairs. During the fiscal year ended December 31, 2007, The Nasdaq Stock Market Educational Foundation, a 501(c)(3) nonprofit organization and our wholly owned subsidiary, paid approximately $0.4 million to Columbia University in connection with a grant to fund the Columbia Law School/Columbia Business School Joint Program on the Law and Economics of Capital Markets.

Thomas F. O’Neill, one of our directors, is a founding principal of Sandler O’Neill + Partners L.P., which engages in investment banking, trading and other commercial activities with us in the ordinary course of business. In the fiscal year ended December 31, 2007, Sandler O’Neill or its affiliates paid us approximately $130,000 for trading and other commercial activities. During the year, we also paid Sandler O’Neill approximately $0.9 million for investment banking services in connection with our transactions with Borse Dubai.

James S. Riepe, one of our directors, is a Senior Adviser at T. Rowe Price Group, Inc., which engages in trading and other commercial activities with us in the ordinary course of business. During the fiscal year ended December 31, 2007, T. Rowe Price or its affiliates paid us approximately $0.2 million for trading, market data and other fees.

Arvind Sodhani, who resigned from our board of directors effective May 23, 2007, is an officer of Intel Corporation, which is listed on The NASDAQ Global Select Market. In the fiscal year ended December 31, 2007, Intel Corporation paid us approximately $140,000 for listing and market data fees in the ordinary course of business.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of NASDAQ OMX’s accounting, auditing and financial reporting practices. The audit committee also oversees the adequacy and effectiveness of NASDAQ OMX’s regulatory and self-regulatory organization responsibilities; assesses NASDAQ OMX’s regulatory performance; and assists the board of directors and other committees of the board in reviewing the regulatory plan and the overall effectiveness of NASDAQ OMX’s regulatory functions. The audit committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The NASDAQ Stock Market. The complete text of the charter is reproduced in Annex A to this proxy statement.

Each of the audit committee members meets the independence criteria prescribed by applicable law and the rules of the SEC and is an “independent director” as defined in the rules of The NASDAQ Stock Market. Each of the audit committee members meets the financial knowledge requirements of The NASDAQ Stock Market, and Messrs. Casey and Markese have been designated by the board of directors as “audit committee financial experts” under SEC rules.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and Nasdaq that might bear on the firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The audit committee discussed with the independent registered public accounting firm any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the firm’s independence. The audit committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The audit committee also discussed the results of the internal audit examinations.

The audit committee discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of NASDAQ OMX’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The audit committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The audit committee reviewed and discussed Nasdaq’s audited financial statements as of and for the fiscal year ended December 31, 2007, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of Nasdaq’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in Nasdaq’s annual report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC. The audit committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accounting firm and the board of directors concurred in such recommendation.

The Audit Committee

John D. Markese, Chair

Michael Casey

Lon Gorman

Hans Munk Nielsen

Deborah L. Wince-Smith

NASDAQ OMX CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

Corporate Governance Guidelines

The NASDAQ OMX board has adopted corporate governance guidelines, which set forth a flexible framework within which the board of directors and its committees operate. These guidelines cover a number of areas including the selection, composition and functions of our board, committee assignments and rotation, executive sessions, director orientation and continuing education, director compensation, stock retention requirements for directors, evaluation of senior management and succession planning. In addition, the guidelines set forth procedures in the event one or more nominees to the company’s board receive a majority of “withhold authority” votes. In an uncontested election, any nominee for the company’s board who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation following certification of the stockholder vote. The corporate governance committee will consider the resignation offer and recommend to the full board whether to accept it. The company’s board is required to act on the recommendation within 90 days following certification of the stockholder vote and to disclose promptly through a press release its decision on whether to accept the resignation offer (and its reasons for rejecting the offer, if applicable).

Any director who tenders his or her resignation pursuant to this provision shall not participate in the corporate governance committee recommendation or the board action regarding whether to accept the resignation offer. If each member of the corporate governance committee receives a majority “withheld” vote in the same election, then the independent directors who did not receive a majority “withheld” vote will appoint a committee amongst themselves to consider the resignation offers and make a recommendation to the company’s board. However, if the only directors who did not receive a majority “withheld” vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Code of Ethics

Prior to the combination of Nasdaq and OMX, Nasdaq had adopted the Nasdaq Code of Ethics, which is applicable to all of Nasdaq’s employees, including the principal executive officer, the principal financial officer and the controller and principal accounting officer (senior executive and financial officers). OMX had adopted the OMX Corporate Social Responsibility Policy, which is applicable to all OMX employees and functions as a code of ethics. We are working to integrate and harmonize these two policies. Until we adopt a combined NASDAQ OMX code of ethics, employees from the former Nasdaq organization continue to be subject to the Nasdaq Code of Ethics, and employees from the former OMX organization continue to be subject to the OMX Corporate Social Responsibility Policy.

We also have a separate Nasdaq Code of Conduct for the board of directors, which contains provisions specifically applicable to directors. We intend to post amendments to or waivers from the Nasdaq Code of Ethics (to the extent applicable to the senior executive and financial officers) or to the board’s Code of Conduct on our website at the location listed below. We will also disclose amendments or waivers to the codes in any manner otherwise required by the standards applicable to companies listed on The NASDAQ Stock Market.

The following materials related to our corporate governance and codes of conduct are available publicly on our web site at http://ir.nasdaq.com/governance.cfm.

•	Nasdaq Mission Statement

•	Corporate Governance Guidelines

•	Board of Director Code of Conduct

•	Nasdaq Code of Ethics

•	OMX Corporate Social Responsibility Policy

•	Procedures to Report Concerns

•	Procedures for Communicating with the Board of Directors

Copies may also be obtained, free of charge, by writing to our corporate secretary at the address listed below under “Stockholder Communication With Directors.” Please specify the document that you would like to receive. Our charter documents and committee charters are also online at the same web address.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders and other parties interested in communicating directly with the board of directors, the Chairman of the board, other individual directors or particular NASDAQ OMX board committees may do so by addressing correspondence to the intended recipient at the following address.

c/o The NASDAQ OMX Group, Inc.

Office of the Corporate Secretary

One Liberty Plaza

New York, New York 10006

NASDAQ OMX’s corporate secretary regularly forwards all correspondence to the board, board members or committees. In addition, concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of NASDAQ OMX’s Internal Audit Department and Office of General Counsel and handled in accordance with procedures established by the audit committee with respect to such matters.

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Holders of NASDAQ OMX securities who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for NASDAQ OMX’s 2009 annual meeting must submit them to NASDAQ OMX’s corporate secretary, Joan C. Conley, on or before December 18, 2009 at NASDAQ OMX’s headquarters, One Liberty Plaza, New York, New York 10006 and must otherwise comply with the requirements of Rule 14a-8.

A holder who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an annual meeting, must also comply with the procedures specified in NASDAQ OMX’s by-laws. Under these procedures, a stockholder must submit the proposed nominee or proposed item of business by delivering a notice to be received by NASDAQ OMX’s corporate secretary at the above address in accordance with the following time frames.

•

In the case of a nomination or proposed item of business for an annual meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year’s meeting. Assuming the 2009 annual meeting is held on schedule, the notice must be delivered on or prior to the close of business on February 20, 2009, but no earlier than the close of business on January 21, 2009.

•

However, if NASDAQ OMX holds its annual meeting on a date that is more than 30 days before or 70 days after such the anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the annual meeting nor later than the later of (i) the ninetieth day prior to the date of the annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by NASDAQ OMX.

•

If Nasdaq holds a special meeting to elect directors, the notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of (i) the ninetieth day prior to the date of the special meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by the NASDAQ OMX board is first made by NASDAQ OMX.

The notice required by our by-laws shall contain:

•

as to each person whom a holder of NASDAQ OMX securities proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under SEC rules and such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

•

as to any other business that the holder proposes to bring before the meeting, a brief description of the business, the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the by-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such holder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the holder of NASDAQ OMX securities giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such holder, as they appear on NASDAQ OMX’s books, and of such beneficial owner;

•	the class and number of shares of capital stock of NASDAQ OMX that are owned beneficially and of record by such holder and such beneficial owner;

•

a representation that the holder is a holder of record of stock of NASDAQ OMX entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the holder or the beneficial owner, if any, intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of NASDAQ OMX’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from holders of NASDAQ OMX securities in support of such proposal or nomination.

In addition, holders of NASDAQ OMX securities may recommend individuals for consideration by the nominating committee for nomination to the NASDAQ OMX board. Holders should submit such recommendations in writing, together with any supporting documentation the holder deems appropriate, to NASDAQ OMX’s corporate secretary at the address set forth above prior to December 31, 2008.

THE NASDAQ OMX GROUP, INC.

April 17, 2008

Annex A

THE NASDAQ OMX GROUP, INC. (HOLDCO)

AUDIT COMMITTEE CHARTER

APPROVED APRIL 16, 2008

Organization

This Charter governs the operations of the NASDAQ OMX Group Audit Committee (the “Committee”). The Charter will be reviewed and reassessed, at least annually, by the Committee and will be approved by the Board of Directors. The Committee shall be appointed by the Board of Directors in compliance with Article IV, Section 4.13(g) of the Nasdaq By-Laws and shall consist of four or five Directors, each of whom is independent of management. Members of the Committee shall be considered independent if, in the opinion of the Board of Directors, they have no relationship that may interfere with the exercise of their independence in carrying out the responsibilities of a director*. All Committee members will be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including service as a Chief Executive Officer, Chief Financial Officer, or other senior officer with financial oversight responsibilities or otherwise satisfy standards for financial expertise required for audit committees of companies listed on the NASDAQ Stock Market.

Statement of Policy

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the Board of Directors have established, and the Nasdaq OMX Group’s audit, financial reporting and the legal and compliance process. In so doing, it is the responsibility of the Committee to maintain free and open communication with independent auditors, internal auditors, and the NASDAQ OMX Group’s management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the NASDAQ OMX Group and the power to retain independent counsel, or other experts, and funding sufficient for this purpose.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the NASDAQ OMX Group’s financial reporting process on behalf of the Board of Directors and report the results of these activities to the Board. Management is responsible for preparing the NASDAQ OMX Group’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate policy for quality financial reporting, sound business risk management practices, and ethical behavior.

*	Directors shall meet the standards for independence set forth in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the Securities and Exchange Commission (the “SEC”) and Nasdaq Stock Market Rule 4200(a), as amended. The composition and responsibilities of the Committee also will be consistent with SEC guidance, and in particular with the SEC Order set forth in Release No. 34-37538. Industry and Non-Industry Directors are not disqualified from serving on the Committee solely because they are employees or officers of a member firm or listed company as long as the Board of Directors determines that such Directors are independent of management according to the standards set forth above.

The following shall be the principal recurring processes of the Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The responsibilities and processes of the Committee shall be consistent with the Exchange Act and the rules and regulations adopted by the SEC.

1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the NASDAQ OMX Group’s shareholders. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder ratification in any proxy statement).

2. The Committee is responsible for ensuring its receipt from the independent auditors at least annually of a formal written statement delineating all relationships between the auditor and the NASDAQ OMX Group, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditor. Additionally, the Committee shall review with the independent auditors any audit problems or difficulties and management responsiveness. The Committee shall prescribe what services are allowable by the independent auditors and approve in advance all services provided by the auditors (see Independent Public Auditor Services section). The Committee shall review all proposed NASDAQ OMX Group hires formerly employed by the independent auditors.

3. The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing, compensation, and resources. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the NASDAQ OMX Group’s internal controls, including systems to monitor and manage business risk, and legal and ethical compliance programs and financial reporting. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations. The internal auditors shall report directly to the Committee and have free and open access to information deemed necessary by them to perform their assessments. The Committee shall provide oversight over the system of internal controls, relying upon management’s and the internal and independent auditors representations and assessments of the controls.

4. The Committee shall review the interim financial statements and earnings releases with management and the independent auditors prior to the filing of the NASDAQ OMX Group’s quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

5. The Committee shall review with management and the independent auditors the financial statements to be included in the NASDAQ OMX Group’s annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K) and quarterly reports on Form-Q, including MD&A disclosures, their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit, including the management letters, reports and attestations prepared by management and the independent auditors to comply with the Exchange Act and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards and SEC rules.

6. The Committee shall review and approve all related party transactions consistent with the rules applied to companies listed on the NASDAQ Stock Market.

7. The Committee shall have responsibility for, and oversight of, a confidential and anonymous process and procedures for the receipt, retention and treatment of submissions regarding accounting, internal accounting controls or audit matters. All such relevant submissions must be reported to the Committee.

8. The Committee shall oversee the adequacy and effectiveness of the regulatory and self-regulatory organization responsibilities of the NASDAQ OMX Group and its subsidiaries; assess regulatory performance; and assist the Board and other committees of the Board in reviewing the regulatory plan and the overall effectiveness of regulatory functions.

9. An annual performance appraisal of the Audit Committee.

Independent Public Auditor Services

The independent auditor is prohibited from performing any of the following services for the NASDAQ OMX Group:

•	bookkeeping or other services related to the accounting records or financial statements of the audit client;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management or human resources functions;

•	broker or dealer, investment adviser, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

All audit and allowable non-audit services must be approved in advance by the Committee. However, the Chairman of the Committee is delegated authority to approve in advance non-audit services by the independent auditor to support business development, consulting on accounting issues (subject to the prohibitions above) or tax consulting to the extent permitted by SEC rules, if such non-audit services do not exceed $300,000 in the aggregate between meetings of the Committee and the Committee is informed of such pre-approval by the Chairman at the Committee’s next meeting.

Annex B

The NASDAQ OMX Group, Inc. Equity Incentive Plan

(as amended and restated 4/16/08)

SECTION 1.

Purpose. The purposes of The NASDAQ OMX Group, Inc. Equity Incentive Plan (the “Plan”) are to promote the interests of The NASDAQ OMX Group, Inc. (the “Company”) and its stockholders by (i) attracting and retaining key employees, consultants and non-employee directors of the Company and its Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company and (iv) linking compensation to the long-term interests of stockholders.

SECTION 2.

Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest and (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, in the discretion of the Company, be transmitted electronically to any Participant, but need not be executed or acknowledged by a Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement or an employment agreement between the Participant and the Company, (i) the engaging (or about to be engaging) by the Participant in willful misconduct that is injurious to the Company or its Affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or its Affiliates by the Participant, or the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, (iii) the willful failure or refusal by the Participant to substantially perform his or her duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant’s incapacity due to Disability), or (iv) the violation by the Participant of any restrictive covenants entered into between the Participant and the Company or the Company’s Guidelines for Appropriate Conduct as described in the Company’s Employee Handbook, or the Company’s Code of Conduct or any crime involving a material element of fraud or dishonesty. Any determination of Cause shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(f) “Change in Control” means the first to occur of any one of the events set forth in the following paragraphs:

(i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares, and (D) the National Association of Securities Dealers, Inc.), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (not including any securities acquired directly (or through an underwriter) from the Company or its Affiliates), of 25% or more of the Company’s then outstanding Shares;

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the effective date (as provided in Section 15(a) of the Plan), were members of the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company with any other corporation or the Company issues Shares in connection with a merger or consolidation of any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation that would result in the Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the Company’s then outstanding Shares or 50% of the combined voting power of such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined below), directly or indirectly, acquired 25% or more of the Company’s then outstanding Shares (not including any securities acquired directly (or through an underwriter) from the Company or its Affiliates); or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h) “Committee” shall mean a committee of the Board designated by the Board to administer the Plan. From and after the time that the Shares are registered pursuant to Section 12 under the Exchange Act, unless otherwise determined by the Board, the Committee shall be composed of not less than the minimum number of persons from time to time required by Section 16 and Section 162(m), each of whom, to the extent necessary to comply with Section 16 and Section 162(m) only, is a “Non-Employee Director” and an “Outside Director” within the meaning of Section 16 and Section 162(m), respectively.

(i) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement or an employment agreement between the Participant and the Company, a disability that would qualify as such under the Company’s then current long-term disability plan.

(j) “Eligible Recipient” shall mean an officer, director, employee, consultant or adviser of the Company or of any Affiliate.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” with respect to the Shares, as of any date, shall mean the closing sale price at the regular trading session reported for such Shares on The NASDAQ Stock Market on such date or, if no closing sale price is reported on such date, the closing sale price reported on the next succeeding date on which a closing sale price is reported.

(m) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(n) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 9(d)(iv) of the Plan; provided, that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(o) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock-Based Award” shall mean any award granted under Section 8 of the Plan.

(r) “Parent” shall have the meaning set forth in Section 424(e) of the Code.

(s) “Participant” shall mean any Eligible Recipient who receives an Award under the Plan.

(t) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(u) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 9 of the Plan.

(v) “Performance Criteria” shall be measured in terms of one or more of the following objectives, described as they relate to Company-wide objectives or of a subsidiary, division, department or function of the Company:

(i) Net sales;

(ii) Operating income;

(iii) Earnings before interest, taxes, depreciation and amortization;

(iv) Earnings before interest and taxes;

(v) Net income (before or after taxes);

(vi) Earnings per share;

(vii) Operating cash flow;

(viii) Share price;

(ix) Total shareholder return;

(x) Return on equity;

(xi) Return on invested capital; or

(xii) Market share.

(w) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(x) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. For the avoidance of doubt, such one or more goals so established by the Committee may, as determined by the Committee, and with respect to such Performance Criteria, be measured (A) with respect to the Company itself (including the growth or improvement in such Performance Criteria) or (B) relative to other companies or to an index. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

(i) asset write-downs,

(ii) litigation or claim judgments or settlements,

(iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results,

(iv) any reorganization and restructuring programs,

(v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year,

(vi) acquisitions or divestitures,

(vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii) foreign exchange gains and losses, and

(ix) a change in the Company’s fiscal year.

(y) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

(z) “Restoration Option” shall mean a stock option granted pursuant to Section 6(e).

(aa) “Restricted Stock” shall mean any Share granted under Section 7 of the Plan.

(bb) “Restricted Stock Unit” shall mean any unit granted under Section 7 of the plan.

(cc) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement or an employment agreement between the Participant and the Company, retirement on or after such date as the Participant has both attained the age of 55 years and has 10 years of employment with the Company.

(dd) “SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

(ee) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(ff) “Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

(gg) “Shares” shall mean shares of the common stock, $ .01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

(hh) “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

(ii) “Substitute Awards” shall mean Awards solely granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines. The terms and conditions of any Substitute Awards shall be set forth in an Award Agreement and shall, except as may be inconsistent with any provision of the Plan, to the extent practicable provide the recipient with benefits (including economic value) substantially similar to those provided to the recipient under the existing Award which such Substitute Award is intended to replace.

SECTION 3.

Administration.

(a) Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any Eligible Recipient, Participant or any holder or beneficiary of any Award.

(c) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not (i) “covered employees” under Section 162(m) of the Code or (ii) officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to Section 16.

(d) No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4.

Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 29,500,000.

(b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable: (i) adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (B) the maximum number of Shares subject to an Award granted to a Participant pursuant to Section 4(a), (C) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (D) the grant or exercise price with respect to any Award; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that, unless otherwise determined by the Committee, (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(l) of the Code, as from time to time amended, and (B) with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m). In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” in the case of forfeited Restricted Stock Awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture.

(c) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares available for Awards under the Plan.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5.

Eligibility. Any Eligible Recipient shall be eligible to be designated a Participant.

SECTION 6.

Stock Options.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the option price and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options; provided that only employees of the Company or any Parent or Subsidiary may be granted Incentive Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b) Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each Option is granted. Except in the case of Substitute Awards, the exercise price of an Option may not be less than the Fair Market Value on the date of grant of such Option.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of 10 years from the date such Option was granted.

(d) Early Exercise. The Committee may provide at the time of grant or any time thereafter, in its sole discretion, that any Option shall be exercisable that otherwise would not then be exercisable, provided that, in connection with such exercise, the Participant enters into a form of Restricted Stock Award Agreement approved by the Committee.

(e) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging Shares owned by the Participant for at least six months (which are not the subject of any pledge or other security interest), or through any broker’s cashless exercise procedure approved by the Committee, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

(f) Restoration Options. In the event that any Participant delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with paragraph (e) above, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. A Restoration Option shall entitle the Participant to purchase a number of Shares equal to the number of Shares delivered upon exercise of the original Option and, in the discretion of the Committee, the number of Shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the Fair Market Value of a Share on the date of grant of such Restoration Option, a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions (including provisions relating to forfeiture of such Restoration Options in the event that specified Share ownership is not maintained) as the Committee in its sole discretion shall determine.

(g) At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof and any other representation deemed necessary by the Committee to ensure compliance with all applicable federal and state securities laws. Upon such a request by the Committee, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any Shares. In the event certificates for Shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(h) Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the Incentive Stock Option or (ii) one year after the date the Participant acquired the Shares by exercising the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(i) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 6, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or Parent, the option period shall not exceed five years from the date of grant of such Option and the option price shall be at least 110 percent of the Fair Market Value (on the date of grant of such Option) of the Shares subject to the Option.

(j) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the date of grant of such Option) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(k) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option and its corresponding stock appreciation right, if any, granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of Shares as the option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an option price, during an option period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the option price, option period, or any other terms and conditions of the Nonqualified Stock Option surrendered. For the avoidance of doubt, the foregoing authority of the Committee is in all events subject to the stockholder approval requirements of Section 12(b) hereof.

SECTION 7.

Restricted Stock and Restricted Stock Units.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Restrictions. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(d) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(e) Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

SECTION 8.

Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 or 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 9.

Performance Compensation Awards

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 8 (other than Options and stock appreciation rights (to the extent otherwise granted pursuant to the provisions of Section 8) granted with an exercise price or grant price, as the case may be, less than the Fair Market Value per Share on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to grant cash bonuses under the Plan with the intent that such bonuses shall qualify for the exemption from Section 162(m) of the Code provided pursuant to Treasury Regulation Section 1.162- 27(f)(l), for the reliance period described in Treasury Regulation Section 1.162-27(f)(4)(iii). In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m).

(b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 9. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 9(c) and record the same in writing.

(d) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 9(d)(iv) hereof, if and when it deems appropriate.

(iv) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) (as modified by Section 4(b) or Section 9(d)(vi) of the Plan).

(v) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 9.

(vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 150,000 Shares or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 9(a) shall be the greater of 3% of the Company’s before tax net income, as calculated in accordance with GAAP, or $3,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in shares of Stock, by an amount greater than the appreciation of a share of Stock from the date such Award is deferred to the payment date.

SECTION 10.

Termination of Employment/Service. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/service, including a termination by the Company without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement.

SECTION 11.

Change in Control. Upon a Change in Control occurring, all Awards of Options or Restricted Stock that would otherwise have become vested in the one-year period following the Change in Control had the Participant remained employed during that one year period shall vest immediately, and in the case of such vested Awards that are Options, become exercisable in accordance with their terms. In the event that the employment of the Participant is terminated by the Company other than for Cause within the one year period following the Change in Control, or in such other circumstances as provided in the Award, all other remaining Awards of Options or Restricted Stock, as the case may be, shall vest immediately upon such a termination and, in the case of such vested Awards that are Options, become immediately exercisable in accordance with their terms.

SECTION 12.

Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no such amendment, alteration, suspension, discontinuation or termination shall be made without requisite stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply and (ii) any such amendment, alteration, suspension, discontinuance or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary. In addition, the Committee may amend the Plan or any portion thereof at any time to (i) cure any ambiguity or to correct or supplement any provision of the Plan which may be defective or inconsistent with any other provision of the Plan or (ii) make any other provisions in regard to matters or questions arising under the Plan which the Committee may deem necessary or desirable and which, in the judgment of the Committee, is not material; provided that no such amendment shall be made without requisite stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board or the Committee deems it necessary or desirable to comply.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; and provided further that the Committee shall not have the power to amend the terms of previously granted Awards to reduce, or cancel such Awards and grant substitute Awards which would have the effect of reducing the exercise price except pursuant to paragraph (c) below; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any Option or the strike price of any stock appreciation right, (ii) the Committee may not cancel any outstanding Option or stock appreciation right and replace it with a new Option or stock appreciation right (with a lower option price or strike price, as the case may be) in a manner which would either (A) (if the Company is subject to the reporting requirement of the Exchange Act) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any Option being accounted for under the “variable” method for financial statement reporting purposes and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable stock exchange on which the Shares are listed, if any.

(c) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless otherwise determined by the Committee, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) to the extent Section 162(m) applies to an Award.

SECTION 13.

General Provisions.

(a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(b) Transferability. Except as provided below, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. Notwithstanding the foregoing, a Participant may transfer any vested Award, other than an Incentive Stock Option, to any person who is a “family member” of the Participant as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”) or to one or more trusts for the exclusive benefit of such Immediate Family Members or partnerships in which such Immediate Family Members are the only partners if the Award Agreement so provides, the transfer is approved by the Committee and the Participant does not receive any consideration for the transfer. Any such transferred Award shall continue to be subject to the same terms and conditions that were applicable to such Award immediately prior to its transfer (except that such transferred Award shall not be further transferable by the transferee).

(c) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Non-Employee Directors, consultants, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(d) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange or interdealer market system upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Withholding. A participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide in an Award Agreement that a Participant can satisfy the foregoing requirement by electing to have the Company withhold Shares having a Fair Market Value equal to the minimum amount of tax required to be withheld.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Award Agreement shall prevail.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or of any Affiliate, except as otherwise specifically provided in such other plan.

(q) Compliance with Applicable Law. Notwithstanding any provision in the Plan to the contrary, and without the need to obtain the consent of any Participant or of any holder or beneficiary of any Award, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(r) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(s) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(t) Information Provided to Participants. The Company shall provide financial statements to Participants at least annually and such other information as may be required by law.

SECTION 14.

Company Right to Cancel Awards.

In the event of any of the following:

(a) The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

(b) All or substantially all of the assets of the Company are acquired by another person;

(c) The reorganization or liquidation of the Company; or

(d) The Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above,

then the Committee may, in its sole discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event. The terms of this Section 14 may be varied by the Committee in any particular Award Agreement.

SECTION 15.

Term of the Plan.

(a) Effective Date. The Plan shall be effective as of December 5, 2000.

(b) Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

			FOR	WITHHELD FOR ALL
ITEM 1.	ELECTION OF DIRECTORS						FOR	AGAINST	ABSTAIN
			☐	☐	ITEM 2.	RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
	Nominees:
01	Soud Ba’alawy	09	Essa Kazim				FOR	AGAINST	ABSTAIN
02	Urban Bäckström	10	John D. Markese		ITEM 3.	APPROVE AMENDED AND RESTATED EQUITY PLAN	☐	☐	☐
03	H. Furlong Baldwin	11	Hans Munk Nielsen
04	Michael Casey	12	Thomas F. O’Neill				I / WE WILL ATTEND THE MEETING		☐
05	Lon Gorman	13	James S. Riepe
06	Robert Greifeld	14	Michael R. Splinter
07	Glenn H. Hutchins	15	Lars Wedenborn
08	Birgitta Kantola	16	Deborah L. Wince-Smith
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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http://www.proxyvoting.com/ndaq		1-866-540-5760
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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE NASDAQ OMX GROUP, INC.

The undersigned hereby appoints Edward S. Knight and Joan C. Conley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all NASDAQ OMX securities which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 21, 2008 at 9:00 a.m., local time at One Liberty Plaza, 50th Floor, New York, New York 10006, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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